================================================================================


















                            Asset Purchase Agreement




                                  by and among



                                NTN Canada, Inc.,


                            NTN Communications, Inc.,


                         NTN Interactive Network, Inc.,


                        and Chell Group Corporation Inc.


                                   dated as of


                                December 15, 2003
















================================================================================

                                TABLE OF CONTENTS



EXHIBIT A         Definitions
EXHIBIT B         Bill of Sale
EXHIBIT C         Opinions To Be Provided By Seller's Canadian Counsel
EXHIBIT D         October 31 Balance Sheet
EXHIBIT E         Form of License
EXHIBIT F         Selling Restrictions
EXHIBIT G         Form of Lease
EXHIBIT H         Form of General Conveyance
EXHIBIT I         Form of Assignment of Contracts

Schedule 1.1        Excluded Assets
Schedule 1.2        Accrued Amounts
Schedule 2.4        Financial Statements
Schedule 2.6        Absence of Changes
Schedule 2.7        Personal Property
Schedule 2.8        Title to Purchased Assets
Schedule 2.10       Contracts
Schedule 2.11       Accounts Receivable/Accounts Payable
Schedule 2.12       Intellectual Property
Schedule 2.13       Permits
Schedule 2.14       Employees
Schedule 2.15       Employee Plans and Benefits
Schedule 2.16       Insurance
Schedule 2.25       Customers, Suppliers and Partners
Schedule 3.6        Approvals

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 15, 2003 by and among NTN Canada, Inc., a corporation incorporated in the province of New Brunswick (the "Buyer"), NTN Communications, Inc., a Delaware corporation (the "Parent"), NTN Interactive Network, Inc., a Canadian corporation (the "Seller"), and Chell Group Corporation Inc., the sole shareholder of Seller (the "Seller Shareholder"). Unless otherwise defined in the Agreement, capitalized terms used in this Agreement are defined in Exhibit A.

                                   WITNESSETH

     WHEREAS, Buyer wishes to buy and Seller wishes to sell certain assets of Seller, together with the goodwill associated therewith;

     WHEREAS, as consideration for the acquisition of assets and goodwill, Buyer will, subject to the terms and conditions set forth below, (i) assume certain liabilities of Seller, (ii) have Parent issue to Seller Shareholder $650,000 in restricted shares of common stock, $.005 par value per share, of Parent (the "Parent Common Stock"), and (iii) pay to Seller $250,000 in cash paid on the Closing Date;

     WHEREAS, Parent will use commercially reasonable efforts to file a registration statement on Form S-3 covering the resale of the restricted shares of Parent Common Stock issued hereunder within 30 days following the Closing Date; and

     WHEREAS, in connection with the sale of all the assets used or useful in such business and the assumption of certain liabilities, Seller and the Seller Shareholder have agreed to be bound by non-competition, non-solicitation and confidentiality provisions as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                           PURCHASE AND SALE; CLOSING

     1.1 PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES. Subject to the terms and conditions of this Agreement, on the Closing Date:

     (a) Seller will sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase, acquire and accept from Seller, all of the Purchased Assets, but none of the Excluded Assets (together with the other transactions contemplated or required by this Agreement and the documents related to this Agreement, the "Transactions").

     (b) Buyer also will assume and agree to pay, perform and discharge when due the Assumed Liabilities, but none of the Retained Liabilities; Seller will remain fully and solely liable for all of the Retained Liabilities.

     1.2 PURCHASE PRICE. Buyer will pay to Seller (at the Closing ,except as pursuant to Section 1.6) an aggregate purchase price (the "Purchase Price") consisting of:

     (a) the assumption of the Assumed Liabilities by Buyer;

     (b) an amount in cash equal to the sum of $250,000 and the Negative Working Capital (for the avoidance of doubt, since the Negative Working Capital can by definition only be zero or a negative number, the amount to be paid pursuant to this subsection (b) will be equal to or less than $250,000 but in no event less than zero);

     (c) an amount of shares of Parent Common Stock equal in value to $650,000 (as valued pursuant to Section 1.3) (the "NTN Shares");

     (d) an amount in cash equal to (i) the amount of account receivables as set forth in the Seller Closing Balance Sheet less (ii) account liabilities in Seller's account as set forth in the Seller Closing Balance Sheet.

     1.3 VALUATION OF STOCK. The NTN Shares delivered under Section 1.2(d) shall be valued on the lesser of (i) 85% of the 10-day trailing average closing price of the Parent Common Stock on the American Stock Exchange as of November 12, 2003 and (ii) 85% of the 10-day trailing average closing price of the Parent Common Stock on the American Stock Exchange three business days prior to the Closing Date; provided, however that if the Closing Date occurs after December 5, 2003 then the NTN Shares shall be valued pursuant to (i) above.

     1.4 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Transactions and the other actions contemplated by this Agreement to occur in connection therewith (the "Closing") will take place at the offices of NTN Communications, Inc., 5966 La Place Court, Carlsbad, California 92008, on December 15, 2003, or at such other time and/or place as the Parties hereto may mutually agree upon (the "Closing Date").

     1.5 closing balance sheet resolutions. By January 2, 2004 Seller will deliver to Buyer a balance sheet of the Business prepared in accordance with GAAP as of the Closing Date (the "Seller Closing Balance Sheet"). Buyer will review the Seller Closing Balance Sheet by January 12, 2004 and by such date will have made adjustments and reductions to correct any inaccuracies in the Closing Balance Sheet. On the basis of such adjustments and reductions, Buyer shall provide Seller with an adjusted amount, reflecting Buyers' adjustments and reductions to the amounts then owing pursuant to Section 1.2(b) and Section 1.2(d), if any (the "Adjusted Amount"). At such time of delivery, Buyer shall provide to Seller reasonable backup documentation for Buyers' calculation of the Adjusted Amount. If, within two business days after these deliveries, Seller has not provided Buyer with written notice of its objection to the computation of the Adjusted Amount, Seller will be deemed to have accepted the Adjusted Amount on the terms as set forth in this Section 1.5. Upon Seller's acceptance, either express or deemed, of Adjusted Amount, Buyer shall have one business day to deliver to Seller an amount in cash equal to the Adjustment Amount, if any, in full consideration and satisfaction of amounts then owing under Sections 1.2(b) and 1.2(d). If Seller provides timely written notice of objection to the Adjusted Amount to Buyer and the Parties do not resolve their differences within five business days after the notice is given, the issues in dispute will be immediately submitted to an accountant selected by Buyer but approved by Seller, whose consent shall not be unreasonably withheld, for resolution (with the non-prevailing Party bearing the costs of such accountant) and such accountant's resolution will be the basis of the calculation of the amounts owing pursuant to
Section 1.2(b) and Section 1.2(d). Notwithstanding the process set forth in this
Section 1.5, nothing herein shall relieve Seller and Seller Shareholder of liability, if any, pursuant to Section 2.4.

     1.6 timing of delivery of CASH purchase price. Buyer shall pay to Seller an amount in cash equal to $200,000, on the Closing Date, in partial consideration of the total amount owing pursuant to Sections 1.2(b) and 1.2(d). Buyer shall pay to Seller the remaining consideration, if any, on such date pursuant to
Section 1.5, in full satisfaction of the total amount owing pursuant to Sections 1.2(b) and 1.2(d) (the "Cash Distribution Date").

                                   ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER SHAREHOLDER

     As a material inducement to Parent and Buyer to enter into and perform this Agreement, each of Seller and Seller Shareholder represents, warrants, covenants and agrees that:

     2.1 ORGANIZATION AND POWER. Each of Seller and Seller Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of their incorporation, with full power and authority to own or lease and operate its properties and assets, to carry on its business as such business is now conducted, to execute and deliver this Agreement, and to consummate the Transactions. Each of Seller and Seller Shareholder is duly qualified to do business as a foreign corporation under the laws of each jurisdiction in which the conduct of its business requires such qualification or license.

     2.2 AUTHORIZATION; BINDING EFFECT, ETC. Each of Seller and Seller Shareholder has all requisite power and authority to execute, deliver and perform this Agreement, the Transactions and each other document being executed in connection herewith to which it is a party. The execution, delivery and performance of this Agreement and all other documents and agreements contemplated hereby to be executed by Seller or Seller Shareholder has been duly authorized by all requisite action of Seller or Seller Shareholder, respectively, and (assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto), this Agreement and each such other document or agreement contemplated hereunder will be, a valid and binding obligation of Seller and Seller Shareholder, enforceable against Seller and Seller Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity. Each of Seller and Seller Shareholder has, as of the date of this Agreement, and will, as of the Closing, have taken or will take all actions necessary and advisable in order to approve and adopt this Agreement and the Transactions.

     2.3 NO VIOLATION. The execution, delivery and performance of this Agreement and all other documents and agreements contemplated hereby and the consummation of the Transactions do not and will not (a) violate any provisions of law applicable to Seller or Seller Shareholder; (b) with or without the giving of notice or passage of time, or both, conflict with or result in the breach of any provision of Seller's or Seller Shareholder's articles of incorporation or by-laws or any material contracts to which Seller or Seller Shareholder is a party, or by which the Purchased Assets are bound; (c) constitute a violation of any order, judgment or decree to which Seller or Seller Shareholder is a party or by which any of their assets or properties are bound; or (d) require the consent, approval, order or authorization of, or registration or filing with any court, administrative agency, or other governmental authority or third Person.

     2.4 FINANCIAL STATEMENTS. Seller has delivered the Seller Financial Statements to Buyer, except for the Seller Closing Balance Sheet which Seller will deliver by January 2, 2004. The Seller Financial Statements fairly present, or will present, the financial condition and the results of operations of the Seller as of their respective dates, and for the periods then ended, the Seller Financial Statements have been prepared in accordance with GAAP, consistently applied, and the Seller Financial Statements fairly reflect, or will reflect, the assets, liabilities and operations of the Business and Seller in accordance with GAAP. During the periods covered by the Seller Financial Statements, the operations of Seller constituted solely those of the Business and the Business was solely conducted through the Seller (except as described on Schedule 2.4).

     2.5 LIABILITIES. All of Seller's liabilities (whether accrued, unmatured, contingent, or otherwise, and whether due or to become due) which may impact the Business are stated or adequately reserved for in the Seller October 31 Balance Sheet (or described in the notes thereto) in accordance with GAAP, consistently applied, except for liabilities incurred since the date of the Seller October 31 Balance Sheet in the Ordinary Course, which liabilities have not had and are not reasonably likely to have a Material Adverse Effect on the Seller or the Business, and except for the Assumed Non-Quantifiable Liabilities. Neither Seller or Seller Shareholder has any Knowledge of any other liability or loss contingency of Seller or of the Business. None of Seller's indebtedness or other liabilities has been guaranteed or assumed by any other Person or entity.

     2.6 ABSENCE OF CHANGES. Except as set forth on Schedule 2.6, since November 30, 2002 there has not been:

     (a) any resignation or termination of any manager, officer or employee of Seller;

     (b) any damage, destruction or loss of any of the properties or assets of Seller, that could, singly or in the aggregate, have a Material Adverse Effect on Seller or the Business;

     (c) any dividend, declaration, setting aside or payment or other distribution in respect of Seller's capital stock or any direct or indirect redemption, purchase or other acquisition of any of such capital stock by Seller;

     (d) any labor dispute, or any other event, development, or condition, of any character, or, to the Knowledge of Seller or Seller Shareholder, threat of the same;

     (e) any asset or property of Seller made subject to any Encumbrances;

     (f) any waiver or release of any right of Seller, or the cancellation or compromise of any material debt or claim held by Seller;

     (g) any sale, assignment or transfer of any assets of Seller, except in the Ordinary Course;

     (h) any loan by Seller to any officer, director, employee or stockholder of Seller, or any agreement or commitment therefore;

     (i) any increase, direct or indirect, in the compensation paid or payable to any officer, manager, employee or agent of Seller;

     (j) any transfer or grant of any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, servicemarks or copyrights or with respect to any know-how;

     (k) any material transaction, contract or commitment, other than in connection with the Transactions; or

     (l) any change in Seller's accounting methods or practices or tax elections.

     2.7 PERSONAL PROPERTY. Schedule 2.7 lists and briefly describes all material Personal Property of Seller. Seller's Personal Property (whether leased or owned) is in good operating condition and repair as required by the Business as presently conducted, ordinary wear and tear excepted.

     2.8 TITLE TO PURCHASED ASSETS; NO ENCUMBRANCES; SUFFICIENCY.

     (a) Seller has, and is conveying to Buyer under this Agreement, good and marketable title or valid and subsisting leasehold interests or licenses to the Purchased Assets, in each case free and clear of Encumbrances.

     (b) The Purchased Assets constitute all of the assets necessary for the conduct of the Business and do not constitute any assets not related to the Business.

     (c) No Person, other than Seller, has any right to the use or possession of any of the Purchased Assets (other than rights of lessors under the Material Contracts) that are necessary to conduct the Business and Seller does not use in the conduct of the Business any material equipment, properties or assets owned by any other Person, except property or equipment leased or licensed to Seller under the Material Contracts and property or equipment described in Schedule 2.8.

     2.9 TAXES. Except as set forth on Schedule 2.9, Seller has properly filed all Tax Returns required to be filed, and they are all correct and complete. All Taxes, including all interest and penalties due and payable as shown on the Tax Returns or claimed to be due by any taxing authority have been timely paid. All unpaid Taxes payable by Seller or that will, with the passage of time, become payable by Seller (including interest and penalties) relating to the Business or the Purchased Assets for periods (or portions thereof) ending on or before the date of the Seller October 31 Balance Sheet, whether or not disputed, are adequately reserved against in accordance with GAAP on the face of the Seller October 31 Balance Sheet except for the Assumed CRRA Liability and except for the adjustment to the internal intercompany debt. There are no claims now pending or matters under discussion with any taxing authority in respect of any income taxes. Buyer will not incur or be obligated for, nor will the Purchased Assets be subject to, Taxes in connection with the acquisition of the Purchased Assets.

     2.10 CONTRACTS.

     (a) Schedule 2.10 sets forth a true, complete and correct list of all Material Contracts relating to the Business (except for customer contracts which are provide for revenues of less than $25,000 on an accrued basis per year). For purposes of this Section 2.10, a Contract (or a group of similar Contracts with the same party) is a "Material Contract" if it (i) provides for revenues or expenses anticipated to exceed $10,000 on an accrued basis per year or during the remaining term of such contract if less than a year and relates to the Business; (ii) restricts Seller's rights to compete in the Business, whether by restricting territories, customers or otherwise, in any line of business or territory; (iii) is a partnership, joint venture or other similar contract arrangement or agreement; (iv) relates to indebtedness (including any guarantees of payment for borrowed money) or is a capital lease; (v) constitutes or creates obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person; (vi) contracts for the employment of any officer, individual employee or other Person on a full-time or consulting basis or any severance agreements; (vii) provides for a lease under which Seller is lessor of or permits any third party to hold or operate any property, real or personal, which constitutes Purchased Assets; (viii) contracts with any Governmental Agency; (ix) relates to the release or disposal of Hazardous Substances relating to the Business; (x) is or creates a commitment, obligation, agreement or Contract with respect to any sales agent, broker or distributor not cancelable without penalty upon notice of 60 days or less pursuant to which Seller must pay commissions or other compensation in connection with the sale of Seller's products; (xi) provides for the advertisement, display, or promotion of any of Seller's products or services in excess of $10,000 that cannot be canceled by Seller without payment or penalty upon notice of sixty (60) days or less; (xii) contracts with any insider, former insider or Affiliate of Seller;
(xiii) is a tax-sharing agreement or contract; (xiv) requires the naming of a third party as an insured under an insurance policy; or (xv) otherwise relates to the Business and is material. True, complete and correct copies of all written Material Contracts, together with all amendments, supplements or other modifications thereto, have heretofore been delivered or otherwise made available to Buyer for review. The Material Contracts are in full force and effect, constitute legal, valid and binding obligations of the respective parties thereto, and are enforceable in all material respects in accordance with their respective terms and will continue to be the valid and enforceable following the Closing. Seller has, in all material respects, performed all of the obligations required to be performed by it to date, and there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default in the performance by Seller or, to the Knowledge of Seller or Seller Shareholder, any other party, of their respective obligations under any Material Contract. Except as set forth on
Schedule 2.10 under the heading "Required Consents" (the "Required Consents"), no consent or approval by, or any notification or filing with, any party to any Material Contract is required in connection with the execution, delivery and performance by Seller of this Agreement or the consummation by Seller of the Transactions. There are no renegotiations or, to the Knowledge of Seller, attempts to negotiate or outstanding rights to renegotiate any material amount to be paid or payable to or by Seller and Seller has not waived or released any rights under any Material Contract.

     (b) Schedule 2.10 contains a brief description of the Leased Property. The Leased Property constitutes all real properties used or occupied by Seller in connection with the Business.

     (c) With respect to the Leased Property: (1) (i) no portion thereof is subject to any Proceeding and (ii) there is no threatened condemnation or Proceeding with respect thereto; (2) the physical condition of the Leased Property is sufficient to permit the continued conduct of the Business as presently conducted subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction; (3) Seller is the sole owner of the Leased Property; (4) there are no contracts, written or oral, to which Seller is a party, granting to any party or parties the right of use or occupancy of any portion of the parcels of the Leased Property; and (5) there are no parties (other than Seller) in possession of the Leased Property.

     2.11 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. Schedule 2.11 lists, and shows the aging of, all Seller's accounts receivable and accounts payable relating to the Business as of October 31, 2003, net of specified discounts, allowances, rebates, and reserves. Seller's accounts receivable and accounts payable relating to the Business have arisen in the Ordinary Course, and are fully collectible, using normal collection practices, within 90 days of the invoice date, net of reserves shown on Schedule 2.11, which reserves have been determined in accordance with GAAP, consistently applied. The amounts in respect of accounts receivable represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course, and to the Knowledge of Seller, none of the accounts receivable is subject to any counterclaim or setoff. The amounts in respect of accounts payable represent or will represent valid obligations of Seller, and to the Knowledge of Seller, none of the accounts payable is subject to any penalties.

     2.12 INTELLECTUAL PROPERTY.

     (a) Schedule 2.12 sets forth a complete and accurate list of all:

          (1) Intellectual Property used, held for use or proposed to be used in the Business;

          (2) oral and written licenses, sublicenses and other agreements to use, access or otherwise related to Seller Intellectual Property and all other Intellectual Property used, held for use or proposed to be used in the Business; and

          (3)  all  worldwide   applications   and   registrations   for  Seller
     Intellectual Property.

There has been no other Intellectual Property owned by Seller or used by Seller or Seller Shareholder in the Business during the period beginning January 1, 2000 other than as set forth on Schedule 2.12.

     (b) Seller is the sole owner of all Intellectual Property and other rights to the Proprietary Software, free and clear of all licenses, liens or encumbrances of any kind, and owns and possess full, legally enforceable rights to use, sell, transfer and assign all Intellectual Property that Seller uses or holds for use, or currently is developing for use or intends to use, in connection with its business, or that is material or necessary to its business, including without limitation the Proprietary Software (the "Seller Intellectual Property"), in each case, as such business currently is conducted or as is proposed to be conducted, free and clear of conditions, adverse claims or other restrictions or any requirement of any past, present or future royalty payments.

     (c) Other than as set forth on Schedule 2.12, Seller has taken all reasonable and appropriate steps to register all registrable Seller Intellectual Property with the applicable authorities in all jurisdictions in which Seller does business, and all such applications and registrations are in the name of Seller and are valid and subsisting.

     (d) Seller has secured valid written assignments from all consultants and employees who contribute or have contributed to the creation or development of Seller Intellectual Property (including all Proprietary Software) of the rights to such contributions that Seller does not already own by operation of law. All Seller Intellectual Property was developed and created solely and exclusively by employees of Seller in their capacities as employees of Seller without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights and, where appropriate, waived moral rights, to Seller in valid and enforceable confidentiality and invention assignment agreements.

     (e) Seller has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all of the trade secrets that comprise any part of Seller Intellectual Property, and there are no unauthorized uses, disclosures or infringements of any such trade secrets; all use by, and disclosure to, any Person of trade secrets that comprise any part of Seller Intellectual Property has been pursuant to the terms of a written agreement with such Person; all use by Seller of trade secrets owned by another Person has been pursuant to the terms of a written agreement with such Person or is otherwise lawful; and no trade secrets have been used, divulged or appropriated for the benefit of any Person other than Seller or otherwise to the detriment of Seller.

     (f) There is not pending in any forum (or, to the Knowledge of Seller or Seller Shareholder, threatened) any assertion or claim: (i) challenging the validity, enforceability, ownership, scope or effectiveness of, or contesting Seller's rights with respect to, any Seller Intellectual Property, (ii) challenging Seller's rights to use any Intellectual Property or the enforceability of any agreements or arrangements relating thereto, or (iii) asserting that Seller's use or exploitation of any Intellectual Property infringes upon, misappropriates, violates or conflicts in any way with the rights (including, without limitation, rights in Intellectual Property, rights of privacy, rights of publicity and rights in personal and other data) of any Person; and, in each case, to the Knowledge of Seller or Seller Shareholder, there are no grounds for any such assertion or claim.

     (g) Other than as set forth on Schedule 2.12, Seller is not and has not been a party to any suit, action or proceeding which involves a claim of infringement, breach or misappropriation of any Intellectual Property of any Person and has not brought any action, suit or proceeding against any Person for infringement or misappropriation of, or breach of any license or agreement involving, any Seller Intellectual Property.

     (h) Neither the Seller Intellectual Property nor the use or other exploitation thereof by Seller (or any consultant, contractor or employee of Seller who contributes to or has contributed to or participated in the creation or development of the Seller Intellectual Property) infringes on, misappropriates, breaches or violates the rights in Intellectual Property or any other rights of any Person.

     (i) Seller has not given or received any notice of default or any event which with the lapse of time would constitute a default under any agreement relating to Seller Intellectual Property; neither Seller nor, to the Knowledge of Seller or Seller Shareholder, any other party is currently in default with regard to any agreement relating to Seller Intellectual Property, and there exists no condition or event which, with the giving of notice or the lapse of time or both, would constitute a default by Seller under any agreement relating to Seller Intellectual Property, or would give any Person any rights of termination, cancellation, acceleration of any performance under any such agreement.

     (j) There are no unauthorized uses, disclosures, infringements, or misappropriations by any Person of any Seller Intellectual Property and Seller has not entered into (i) any agreement to indemnify any other Person against any charge of infringement, breach or misappropriation of any Person's rights in Intellectual Property or (ii) any agreement granting any Person the right to bring infringement or misappropriation actions with respect to, or otherwise to enforce rights with respect to, any Seller Intellectual Property.

     (k) To Knowledge of Seller and Seller Shareholder, all use, disclosure or appropriation of confidential and/or proprietary information not owned by Seller in the course of conducting its respective businesses, if any, has been pursuant to the terms of a written agreement between Seller and the owner of such confidential and/or proprietary information, or is otherwise lawful.

     (l) No Person other than Seller possesses any current or contingent rights to, or otherwise uses, any computer software source code that is part of the Seller Intellectual Property (including, without limitation, through any escrow account).

     (m) Seller has obtained any and all necessary consents from consumers with regard to Seller's collection and dissemination of personal information in accordance with the privacy policy published on any web site owned and/or operated by or on behalf of Seller and in accordance with the Personal Information Protection and Electronic Documents Act (Canada), all provincial privacy Laws and all other applicable Laws. Seller's practices regarding the collection and use of consumer personal information are and have been in accordance with the applicable privacy policies adopted from time to time by Seller and in accordance with the Personal Information Protection and Electronic Documents Act (Canada), all provincial privacy Laws and all other applicable Laws.

     (n) There are no material defects, malfunctions or nonconformities in any Proprietary Software contained within the Seller Intellectual Property, and there are no material errors in any documentation of such Proprietary Software related to, associated with or used or produced in the development, maintenance or marketing of such Proprietary Software. All Proprietary Software contained within the Seller Intellectual Property performs in all material respects in accordance with the specifications included therein or applicable thereto. Except as otherwise described in the documentation relating thereto and provided by the manufacturer, developer or distributor thereof, no Proprietary Software contained within the Seller Intellectual Property contains any timer, virus, copy protection device, disabling code, clock, counter or other limiting design or routine which causes such software (or any portion thereof) to become erased, inoperable, impaired, or otherwise incapable of being used in the full manner for which it was designed.

     2.13 PERMITS; COMPLIANCE WITH LAW.

     (a) All Permits from the Governmental Agencies held by Seller are listed on
Schedule 2.13. Except as otherwise noted in Schedule 2.13, these Permits are valid and unimpaired, are being transferred to Buyer by this Agreement, are not affected by the Transactions, and constitute all the Permits required for the operation of the Business. Seller has not entered into any agreement with, had any material dispute with or, to the Knowledge of Seller, been investigated by any Governmental Agency or other Person, except as described on Schedule 2.13.

     (b) Seller has operated the Business in compliance with all applicable Laws, including without limitation, any and all environmental laws and regulations, and all required Filings have been properly made, except for failures of compliance or failures to make required Filings that, individually or in the aggregate, would not have a Material Adverse Effect on Seller or the Business.

     (c) No Proceeding is pending, and to the Knowledge of Seller, no Proceeding has been threatened by any Governmental Agency against Seller concerning any Permit or compliance with any applicable Law and Seller has no Knowledge of any fact or circumstance which would involve Seller in any litigation related thereto or impose upon Seller any material liability, including without limitation, environmental liability.

     2.14 EMPLOYEES.

     (a) Schedule 2.14 contains a list of the names, office locations, and compensation (including salary and commissions) of all full and part-time employees independent contractors, consultants and agents of the Business and their ages, length of service, annual vacation entitlements, accrued unused vacation days and whether the individuals are currently on leave and in receipt of disability benefits, applicable workplace safety and insurance legislation benefits or on pregnancy or parental leave or other leave approved by Seller together with the type of leave and their expected date of return to work, if known.

     (b) The consummation of the Transactions will not give rise to any liability of Seller for severance pay, termination pay or any similar payment to any of its employees except as set forth on Schedule 2.14.

     (c) No employee has threatened any actions against Seller in relation to his or her employment with Seller. To the Knowledge of Seller, no officer or employee of Seller has expressed any intention of terminating his or her employment in such capacity. Copies of all of the contracts relating to employees' employment with Seller have been provided to Buyer and are in compliance in all material respects with all applicable legal requirements.

     (d) Seller has not incurred any liabilities in connection with any independent contractors or consultants being deemed an "employee", including but not limited to any withholding obligations, liabilities for pension, welfare or other insurance benefits, vacation, sick leave, severance or other benefits.

     (e) To the Knowledge of Seller, there are no labor disputes or union organization activities pending and, no trade union, council of trade unions or employee bargaining agency has applied or threatened to apply to be certified as the bargaining agent of the employees of the Business. Seller is not a party to and has never been a party to any collective bargaining agreement with respect to any employees of the Business.

     (f) Seller is providing to Buyer copies of the complete employee records, including personnel, employment contracts, grievance, health and safety, workplace safety, disability records and similar files, with respect to all employees of the Business.

     (g) Seller is in compliance in all material respects with all terms and conditions of employment and all Laws respecting employment including, wages and hours of work, occupational health and safety and there are no pending, or to the Knowledge of Seller, threatened claims, complaints, investigations or orders under any such Laws.

     (h) There are no outstanding assessments, penalties, fines, liens, charges, surcharges or other amounts due or owing pursuant to any workplace safety and insurance legislation other than payment of premiums in the Ordinary Course in respect of the Seller's employees and Seller has not been reassessed in any material respect under such legislation during the past three (3) years. No audit of the Business is currently being performed pursuant to any applicable workplace safety and insurance legislation and there are no claims or, to the Knowledge of Seller, potential claims which may materially and adversely affect the Seller's accident cost experience in respect of the Business. (i) Seller has provided to Buyer all orders and inspection reports under applicable occupational health and safety legislation ("OHSA") relating to the Business together with the minutes of Seller's joint health and safety committee meetings for the past three (3) years. There are no charges pending under OHSA in respect of the Business. Seller has complied in all material respects with any orders issued under OHSA in respect of the Business and there are no appeals of any orders made in respect of the Business under OHSA currently outstanding.

     2.15 EMPLOYEE PLANS AND BENEFITS.

     (a) Schedule 2.15 contains an accurate and complete list and description of all Plans. True, correct and complete copies of such Plans as amended to the date hereof together with any summary plan descriptions and in respect of the Pension Plan, the most recent actuarial reports, financial statements and funding agreements have been provided to Buyer by Seller. No changes have occurred or, to the Knowledge of Seller, are expected to occur which would materially affect the information contained in such actuarial reports or financial statements required to be provided to the Buyer pursuant to this provision.

     (b) With respect to the Plans, Seller has complied in all material respects with all applicable requirements of Laws governing such Plans including all Tax laws where same is required for preferential tax treatment and such Plans have at all times been properly established, registered and administered in all material respects in accordance with all applicable Laws and its terms. There is no audit or investigation pending or, to the Knowledge of Seller, Threatened with respect to any Plan before any Governmental Agency.

     (c) No promises or commitments have been made by Seller to the employees to amend any Plan, to provide increased benefits thereunder or to establish any new Plan, save and except for changes, commitments and agreements that may from time to time be made as required by Law or as disclosed in Schedule 2.15.

     (d) Except as expressly set forth in Schedule 2.15, and other than claims by employee for benefits received in the Ordinary Course under the Plans, Seller has not received written notice of any pending or Threatened claim under a Plan made by any employee that would have a Material Adverse Effect.

     (e) All contributions or premiums required to be paid by Seller under the terms of each Plan or by Law have been made in accordance with applicable Laws and the terms of the Plans.

     (f) Except as expressly set forth in Schedule 2.15, none of the Plans provides benefits beyond retirement or other termination of service to employees of the Business or their beneficiaries or dependants.

     2.16 INSURANCE. Schedule 2.16 lists all policies of insurance covering Seller, including policies of life, fire, theft, auto, casualty, product liability, workplace safety and compensation, health, medical, disability, business interruption, employee fidelity, and other casualty and liability insurance, indicating for each policy the type of coverage, the name of the insured, the insurer, the premium, the expiration date and the amount of coverage. These policies (a) are valid, in effect, and enforceable; (b) provide coverage of the kind, and in the amounts, customary in Seller's industry; (c) except for policies relating to and providing benefits under a Plan, name only Seller as the beneficiary; and (d) are being transferred to Buyer under this Agreement and are not affected by that transfer (except in the case of workplace safety insurance administered by the Canadian Workplace Safety and Insurance Board). Seller has furnished correct and complete copies of such policies to Buyer. Seller has not been denied any insurance coverage that it has requested, nor has it made, since October 31, 2002, any material reduction in the scope or change in the nature of its insurance coverage.

     2.17 TRANSACTIONS WITH AFFILIATES. No Affiliate of Seller is directly or indirectly a party to any agreement, contract, commitment or transaction with Seller which will be assigned to, assumed by, or binding upon Buyer.

     2.18 BOOKS AND RECORDS. Seller's books and records regarding the Business are correct and complete in all material respects and have been maintained in accordance with sound business practices. Seller has delivered such books and records set forth on Schedule 2.18 to Buyer. After the Closing Date, Buyer will, upon the reasonable request of Seller, provide Seller with access (during normal business hours) to the books and records of the Business, but only to the extent such books and records were in existence as of the Closing Date.

     2.19 OPERATION OF BUSINESS IN ORDINARY COURSE. Since November 30, 2002, Seller has been engaged solely in the operation of the Business in the Ordinary Course, consistent with past practice, and there has not been any occurrence, event, incident, action, failure to act or transaction involving Seller which has had or, to the Knowledge of Seller, is reasonably likely to have individually or in the aggregate a Material Adverse Effect on Seller or the Business. Without limiting the foregoing and except as set forth on Schedule 2.19, Seller has not (a) sold, transferred, assigned, leased or otherwise disposed of any assets (other than sales of Inventory and other dispositions made in the Ordinary Course); (b) sustained any damage, loss or destruction whether or not covered by insurance of or to the Purchased Assets that has had or, to the Knowledge of Seller, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seller or the Business; (c) paid any material obligation or liability (fixed or contingent), or settled any material claim, liability or suit pending or threatened against the Business or the Purchased Assets or payments made in connection with the purchase of goods and services other than in Ordinary Course; (d) effected any change in any method of accounting or accounting practice used by Seller; (e) written-down any Inventory, except for write-downs in the Ordinary Course not material to the Business; (f) increased the wages, salaries, benefits or other compensation or made any other change in employment terms outside the Ordinary Course of any employee in the Business (except for customary increases based on term of service or promotion of non-salaried employees or other increases in the Ordinary Course); (g) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the Ordinary Course; (h) mortgaged, pledged or subjected to any material lien, charge or any other encumbrance, any portion of its properties or assets; (i) entered into, amended or terminated any lease, contract, agreement, commitment, or any other transaction in excess of $10,000 other than in the Ordinary Course and in accordance with past custom and practice, or entered into any transaction with any Affiliate; (j) made any loans or advances to, or guarantees for the benefit of, any persons; (k) had revoked or terminated any Required Consent; (l) made or suffered any material change in the conduct or nature of any aspect of the Business, other than changes made in the Ordinary Course and changes that did not, and would not reasonably be expected to, have a Material Adverse Effect on Seller or the Business; (m) has made (or committed to make) capital expenditures in an amount that exceeds $10,000 for any item or $100,000 in the aggregate; (n) paid (or delayed payment of) payables, collected (or delayed collection of) receivables or waived any rights, in each case other than in the Ordinary Course; (o) paid or incurred any management or consulting fees, or engaged any consultants, other than in the Ordinary Course; (p) experienced an adverse change in the aggregate amount of trade receivables or the aging thereof which is material, or a change in the level of the Inventory which is material; or (q) contracted or agreed to do any of the foregoing.

     2.20 LITIGATION. Other than the Interactive Network Litigation or as described on Schedule 2.20, there are no actions, suits, proceedings or arbitrations, investigations or claims of any kind pending, or, to the Knowledge of Seller, Threatened before any court, commission, agency or other administrative authority against Seller or any of its officers or directors, or its businesses or properties, or the Purchased Assets, and Seller is not the subject of any order or decree. There is no injunction, order, judgment, decree or regulatory restriction that has been imposed upon Seller or the Purchased Assets.

     2.21 FINDER'S FEE. Seller has not incurred any obligation of any kind whatsoever to any party for a finder's fee (or similar compensation) in connection with the Transactions.

     2.22 APPROVALS. No approval, authorization, order, license or consent of or registration, qualification or filing with any Governmental Agency and no approval or consent by any other Person or entity is required in connection with the execution, delivery or performance by Seller or Seller Shareholder of this Agreement, any related agreements or the Transactions.

     2.23 INVESTMENT INTENT. Seller and Seller Shareholder each acknowledges that as part of the Purchase Price, Seller Shareholder will receive shares of Parent Common Stock in a transaction which is intended by the Parties to be exempt from registration under the Securities Act, as amended, and, in furtherance thereof, and in connection with such an investment by Seller Shareholder in Buyer, Seller Shareholder represents and warrants to, and agrees with Buyer as follows:

     (a) Seller Shareholder is acquiring the NTN Shares as principal and not as agent and for its own account for investment purposes only and not with a view to or for sale in connection with a distribution thereof, in whole or in part, except in compliance with the Securities Act.

     (b) Seller Shareholder acknowledges that the NTN Shares will not be registered under the Securities Act and therefore they will be "restricted securities" under the Securities Act. Each certificate evidencing the NTN Shares will be imprinted with a legend in substantially the following form:

     (c) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE
SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO NTN COMMUNICATIONS, INC., IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

     2.24 INVESTMENT EXPERIENCE; DISCLOSURE OF INFORMATION.

     (a) Seller acknowledges that it can bear the economic risk and complete loss of its investment in the NTN Shares and has such knowledge and experience in financial and business matters that is capable of evaluating the merits and risks of the investment contemplated hereby.

     (b) Seller has had an opportunity to receive all additional information related to Buyer or Parent requested by it and to ask questions of and receive answers from Buyer regarding Buyer or Parent, its business and the terms and conditions of the offering of the NTN Shares. Seller acknowledges receipt of the filings made by Parent from time to time with the SEC, including Parent's Form 10-K for the year ended December 31, 2002, Forms 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 and Definitive Proxy Statement filed April 14, 2003.

     2.25 CUSTOMERS, SUPPLIERS AND PARTNERS. Seller has at least 334 customers that have been customers for at least twelve months, are current in their payments to Seller and have not indicated an intention to cease being customers of Seller. Seller has not and is not engaged in any dispute with any of the five largest suppliers for the Business during the twelve months prior to the Closing Date, in dollar amounts of purchases by Seller of goods and services (each, a "Significant Supplier") and the ten (10) hardware and software vendors whose hardware, software and supports services are, in the reasonable opinion of Seller, most important (each, a "Significant Partner"). A list of the Significant Suppliers and Significant Partners is set forth on Schedule 2.25. Seller has no Knowledge of any intention by a Significant Supplier to terminate its business relationship with Seller or to limit or alter its business relationship with Seller in any material respect. Seller has no Knowledge that the consummation of the Transactions will adversely affect the relationship of Buyer with any Significant Supplier or Significant Partner. A list of (i) all former customers that have ceased being customers of Seller, (ii) all customers of Seller that have given notice of termination or otherwise indicated that they would terminate service, in each case during the period beginning November 1, 2002, and (iii) a list of all customers of Seller as of the date of this Agreement, is set forth on Schedule 2.25.

     2.26 INVENTORY. The Inventory is valued at book value determined in accordance with GAAP. All Inventory, net of any reserves, write-downs and write-offs, consists of items of quality and quantity usable or saleable in the Ordinary Course in all material respects and, to the Knowledge of Seller, are free from material defects. The Inventory is adequate for the present needs of the Business.

     2.27 ENVIRONMENTAL COMPLIANCE. (i) Seller has not, in connection with the Business or Seller's assets, generated, used, transported, treated, stored, released or disposed of, and has not suffered or permitted anyone to generate, use, transport, treat, store, release or dispose of, any Hazardous Substance (as defined below) in violation of any applicable environmental Laws; (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the Business or, to the Knowledge of Seller, in any properties within 100 yards of its business which has created or might reasonably be expected to create any material liability under any applicable environmental Law or which would require reporting to or notification of any Governmental Agency; (iii) no asbestos or polychlorinated biphenyl or underground storage tank is contained in or located at any facility used in connection with the Business; and (iv) any Hazardous Substance handled or dealt with in any way in connection with the Business has been and is being handled or dealt with in all material respects in compliance with all applicable environmental Laws. As used herein, "Hazardous Substance" means substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation of any applicable environmental Law intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

     2.28 APPROVALS. No approval, authorization, order, license or consent of or registration, qualification or filing with any Governmental Agency and, except for the Required Consents, no approval or consent by any other Person or entity is required in connection with the execution, delivery or performance by Seller or Seller Shareholder of this Agreement and the Transactions.

     2.29 DEPOSIT ACCOUNTS. Attached as Schedule 2.29 is a true, accurate and complete list of all Deposit Accounts maintained by the Seller. All the customers of the Seller directly deposit into the Deposit Account maintained by the Bank of Montreal set forth on such Schedule 2.29 and designated "Direct Deposit Account" on such schedule (the "Direct Deposit Account").

     2.30 DISCLOSURE. None of this Agreement, the Seller Financial Statements, any Schedule or exhibit hereto or any certificate, document or other statement delivered to Buyer in connection with the Transactions contains any untrue statement of a material fact, or omits any statements of material fact necessary to make the statements contained herein or therein not misleading, in light of the circumstances under which they were made.

                                  ARTICLE III
                       REPRESENTATIONS OF PARENT AND BUYER

     As a material inducement to Seller to enter into and perform this Agreement, Parent and Buyer represent, warrant, agree and covenant that:

     3.1 ORGANIZATION AND POWER. Each of Parent and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its incorporation, with full power and authority to own or lease and operate its properties and assets, to carry on its business as such business is now conducted, and as described in the Parent's filings with the SEC (the "SEC Materials"), to execute and deliver this Agreement and to carry out the Transactions. Each of Parent and Buyer is duly qualified to do business as a foreign corporation under the laws of each jurisdiction in which the conduct of its business requires such qualification or license.

     3.2 AUTHORIZATION; BINDING EFFECT, ETC. Each of Parent and Buyer has all requisite power and authority to execute, deliver and perform this Agreement, the Transactions and each other document being executed in connection herewith to which it is a party. The execution, delivery and performance of this

Agreement and all other documents and agreements contemplated hereby to be executed by the Parent or Buyer has been duly authorized by all requisite action of Parent or Buyer, respectively, and (assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto), this Agreement and each such other document or agreement contemplated hereunder will be, a valid and binding obligation of Parent and Buyer, enforceable against Parent and Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principle. Each of Parent and Buyer has, as of the date of this Agreement, and will, as of the Closing, have taken or will take all actions necessary and advisable in order to approve and adopt this Agreement and the Transactions.

     3.3 NO VIOLATION. Neither the execution and delivery by Parent or Buyer of this Agreement or any related agreements to which Parent or Buyer may be a party, nor consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof will conflict with or violate any provision of law or the Articles of Incorporation or By-laws of Parent or Buyer, or result in a violation or default in any provision of any regulation, order, writ, injunction or decree of any court or Governmental Agency or of any agreement or instrument to which Parent or Buyer is a party or by which Parent or Buyer is bound or to which Parent or Buyer is subject, or constitute a default thereunder or result in the imposition of any lien, charge, encumbrance or security interest of any nature whatsoever upon any of Parent's or Buyer's assets pursuant to the terms of any such agreement or instrument, provided that the actions contemplated by Article V are taken.

     3.4 CHARTER, BY-LAWS AND RESOLUTIONS. The copies of the respective Articles of Incorporation of Parent and Buyer certified by the Secretary of State of Delaware and the secretary of the Buyer, respectively; of the By-laws of Parent and Buyer certified by its Secretary; and of resolutions of Board of Directors of Parent and Buyer relating to the Transactions, furnished by Parent and Buyer to Seller are true, correct and complete copies thereof and no action has been taken to amend, supplement, or supercede any of the foregoing.

     3.5 NTN SHARES. Buyer will deliver the NTN Shares to Seller free and clear of all Encumbrances other than restrictions imposed by federal and state securities Laws. Upon issuance in accordance with this Agreement, the NTN Shares will be validly issued, fully paid and non-assessable.

     3.6 APPROVALS. No approval, authorization, order, license or consent of or registration, qualification or filing with any Governmental Agency and, except for the Required Consents or as disclosed on Schedule 3.6, no approval or consent by any other Person or entity is required in connection with the execution, delivery or performance by Buyer and Parent of this Agreement and the Transactions.

     3.7 PROPERTIES. Except as set forth in the SEC Materials, each of the Parent and the Buyer has good and marketable title to all properties and assets described in the SEC Materials as owned by them, free and clear of all Encumbrances, except such as are not materially significant or important in relation to its business; all of the material leases and subleases under which each of Parent or Buyer is the lessor or sublessor of properties or assets or under which Parent or Buyer holds properties or assets as lessee or sublessee as described in the SEC Materials are in full force and effect, and, except as described in the SEC Materials, none of Parent nor Buyer is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and, to Parent's knowledge, no claim has been asserted by anyone adverse to rights of Parent or Buyer as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of Parent or Buyer to continued possession of the leased or subleased premises or assets under any such lease or sublease, except as described or referred to in the SEC Materials.

     3.8 FINANCIAL CONDITION; FINANCIAL MATTERS.

     (a) The consolidated financial statements and the related notes of the Parent set forth in the SEC Materials present fairly the consolidated financial position and results of operations and changes in stockholders' equity and cash flows of Parent on a consistent basis at the respective dates and for the respective periods to which they apply. Said financial statements and notes have been prepared in accordance with GAAP applied on a basis which is consistent during the periods involved. There has been no Material Adverse Effect of Parent and its subsidiaries, taken as a whole, from the latest information set forth in the SEC Materials, except as described in the SEC Materials.

     (b) Subsequent to the respective dates as of which information is given in the SEC Materials and except as described therein, Parent has not paid or declared any dividends or other distributions of any kind on any class of its capital stock as of the date of this Agreement, nor has it incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of Parent, and there has not been any material change in the capital stock of, or any material incurrence of long-term debt by Parent or any material issuance of options, warrants, or other rights to purchase the capital stock of Parent or any material adverse change in the financial condition, net worth, results of operations, business, key personnel, or properties of Parent which would be material to the business or financial condition of Parent and Parent has not become a party to, and neither the business nor the property of Parent or its subsidiaries has become the subject of, any material litigation whether or not in the ordinary course of business.

     (c) The books, records and accounts and systems of internal accounting controls of Parent currently comply in all material respects with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.9 LITIGATION. Except as set forth in the SEC Materials, there is not now pending or, to the knowledge of Parent or Buyer, threatened, any Proceedings which Parent or Buyer is a party before or by any court or Governmental Agency nor any Proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion, or race which would result in any Material Adverse Effect on Parent.

     3.10 PERMITS; COMPLIANCE WITH LAWS.

     (a) Except as disclosed in the SEC Materials, each of Parent and Buyer has sufficient Permits, and other governmental authorizations as are reasonably required for the conduct of its business or the ownership of its property as described in the SEC Materials and are in all material respects complying therewith. Neither Parent nor Buyer has received any written notice of proceedings relating to the revocation or modification of any such material certificate, authorization, or permit nor, to the knowledge of Parent or Buyer, do any of the activities or business of Parent or Buyer cause Parent or Buyer to be in violation of, or cause Parent or buyer to violate, any Laws the violation of which would have a Material Adverse Effect on Parent.

     (b) Except as set forth in the SEC Materials, the business and operations of Parent and Buyer have been operated in compliance with all Laws, including without limitation, any and all environmental laws and regulations, and all required Filings have been properly made, except for failures of compliance or failures to make required Filings, that individually or in the aggregate, would not have a Material Adverse Effect on Parent.

     3.11 QUESTIONABLE PAYMENTS. Neither of Parent nor Buyer has directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. Parent and Buyer's internal accounting controls and procedures are sufficient to cause Parent and Buyer to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

     3.12 TRANSFER TAXES. At the date of this Agreement, all transfer or other taxes (including franchise, capital stock, or other tax, other than income taxes, imposed by any jurisdiction), if any, which are required to be paid in connection with the execution and delivery of the NTN Shares hereunder will have been fully paid or provided for by Parent and all laws imposing such taxes will have been fully complied with in all material respects.

     3.13 FINDER'S FEE. Neither Buyer nor Parent has incurred any obligation of any kind whatsoever to any party for a finder's fee (or similar compensation) in connection with the Transactions.

     3.14 EMPLOYMENT MATTERS.

     (a) Parent has entered into an employment contract with its chief executive officer and the description of such employment agreement in the SEC Materials is true, correct, and complete in all material respects.

     (b) No labor dispute with the employees of Parent or Buyer exists or to each of the Parent's and Buyer's knowledge is threatened or imminent that could result in a Material Adverse Effect on Parent, except as described in or contemplated by the SEC Materials.

     3.15 INTELLECTUAL PROPERTY. Each of Buyer or Parent owns or possesses, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respect businesses, and each of Buyer or Parent has not received any written notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or funding, would result in a Material Adverse Effect on Parent, except as described in or contemplated by the SEC Materials.

     3.16 INSURANCE. Parent is insured against such losses and risks and in such amount as Parent believes is prudent. Parent has not been denied any insurance coverage that it has requested, nor has it made, since August 2000, any material reduction in the scope or change in the nature of its insurance coverage.

     3.17 TRANSACTIONS WITH AFFILIATES. With the exception of direct and indirect majority-owned subsidiaries of Parent, no Affiliate of Buyer or Parent is directly or indirectly a party to any agreement, contract, commitment or transaction with Buyer or Parent other than as disclosed in the SEC Materials.

     3.18 INVESTMENT COMPANY. Neither of Parent nor Buyer is and will conduct its operations in a manner that it will not be subject to registration as an investment company under the Investment Company Act of 1940, as amended.

     3.19 TAX RETURNS. Parent and Buyer have properly and timely filed all Tax Returns required to be filed and they are all correct and complete. All Taxes, including interest and penalties due and payable as shown on the Tax Returns or claimed to be due by any taxing authority have been timely paid, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the SEC Materials. There are no claims pending or matters under discussion with any taxing authority in respect of any income taxes, except as described in the SEC Materials.

     3.20 QUOTATION OF COMMON STOCK. The NTN Common Stock is listed on the American Stock Exchange ("AMEX") under the symbol "NTN". Other than as disclosed in the SEC Materials, the Company has not received any communication (written or oral) regarding its continued listing eligibility on AMEX.

     3.21 SECURITIES FILINGS. Parent has filed all forms, reports, statements and documents required to be filed with the SEC since August 31, 2000, each of which has complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act. As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the SEC Materials contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                              PRE-CLOSING COVENANTS

     4.1 CLOSING CONDITIONS. Seller and the Seller Shareholder will use their best efforts to cause the satisfaction of all conditions precedent to Buyer's obligations hereunder set forth in Article V. Parent and Buyer will use its best efforts to cause the satisfaction of all conditions precedent to Seller's obligations hereunder set forth in Article VI.

     4.2 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE. During the period from the date of this Agreement and continuing until the earlier of the time the Parties have determined that all conditions to close have not or cannot be satisfied or waived or the Closing Date, Seller agrees to carry on the Business in the Ordinary Course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of Seller when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact Seller's present business organization, keep available the services of Seller's present officers and employees and preserve Seller's relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, all with the goal of preserving unimpaired Seller's goodwill and ongoing Business at the Closing Date. Except as expressly contemplated in this Agreement, after the date of this Agreement and continuing until the earlier of the time the Parties have determined that all conditions to close have not or cannot be satisfied or waived or the Closing Date, Seller will not, without the prior written consent of Buyer:

     (a) other than  performing  the Material  Contracts  listed in the Schedule
2.10 in accordance with their terms existing on the date hereof and as otherwise permitted or contemplated hereby, make any expenditure or enter into any transaction exceeding $10,000;

     (b) sell,  license  or  transfer  to any Person or entity any rights to any
Intellectual Property or enter into any agreement with respect to the Intellectual Property with any Person or entity other than in the Ordinary Course;

     (c) revalue any of its assets, including without limitation writing down the value of items on its balance sheets or writing off notes or accounts receivable other than in the Ordinary Course;

     (d) grant any severance or termination pay (i) to any director or officer or (ii) to any employee, except payments made pursuant to standard written agreements outstanding as of the date hereof and disclosed on the Schedules, or increase the salary or other compensation payable or to become payable by Seller to any of its officers, directors, employees or advisors, or declare, pay or make any commitment or obligation of any kind for the payment by Seller of a bonus or other additional salary or compensation to any such Person, or adopt or amend any employee benefit plan or enter into any employment contract;

     (e) sell, lease, license or otherwise dispose of any of the assets or properties of Seller relating to the Business or the Purchased Assets other than in the Ordinary Course, including but not limited to the performance of obligations under contractual arrangements existing as of the date hereof set forth on the Schedules, or create any security interest in such assets or properties;

     (f) grant any loan, guarantee or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit, to any Person or entity except for accounts receivable in the Ordinary Course, incur any indebtedness or guarantee any indebtedness except for accounts payable incurred in the Ordinary Course, issue or sell any debt securities, guarantee any debt securities of others, purchase any debt securities of others or amend the terms of any outstanding agreements related to borrowed money, except for expenses in the Ordinary Course;

     (g) amend in any respect or otherwise modify (or agree to do so), or violate the terms of any of the Material Contracts set forth or described in
Schedule 2.10 or enter into any contract which would constitute a Material Contract;

     (h) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities or, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business;

     (i) pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the Ordinary Course;

     (j) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

     (k) terminate any employees of the Business other than for cause or encourage any employees of the Business to resign from Seller;

     (l) enter into any contract, purchase order or other agreement pursuant to which Seller would be required to book any amounts due thereunder as deferred revenue;

     (m) take or agree in writing or otherwise to take any of the actions described in the preceding clauses (a) through (l) of this section or in clause
(n) or (o) of this section or any other action that would prevent Seller from performing or cause Seller not to perform its covenants and agreements hereunder;

     (n) declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other thing of value, to its shareholders, or split, combine, dividend, distribute or reclassify any shares of its capital stock; or

     (o) make any loan by Seller to any officer, director, employee or stockholder of Seller or enter into any other agreement or commitment to or for the benefit of any officer, director, employee or stockholder or any of their respective Affiliates.

     4.3 BULK SALES. Any loss, liability, obligation or cost suffered by Seller, Buyer or Parent as the result of the failure to comply with the provisions of any bulk sales laws applicable to the transfer of the Purchased Assets as contemplated by this Agreement will be borne by Seller and Seller Shareholder.

     4.4 PRE-CLOSING SALES GENERATED BY PARENT OR BUYER. The Parties acknowledge that, prior to the Closing Date, Parent and Buyer may use their efforts to generate sales on behalf of Seller. The Parties agree that any such sales generated with the assistance of Parent or Buyer and any amounts generated in respect of such sales shall become part of the Purchased Assets.

     4.5 ACCESS. Seller will grant Buyer and its representatives (to the extent lawful) unlimited access at reasonable times to the properties, books and records of Seller for purposes of conducting such investigations, appraisals or audits as Buyer deems necessary or advisable.

     4.6 CUSTOMER CONTACT. Seller and the Selling Shareholder will cooperate fully with Buyer in contacting existing Seller customers, including, without limitation, by phone, mail, email, to indicate that this Agreement has been signed and the parties intend to move forward, provided that Buyer shall not contact or otherwise communicate with any customers of Seller or the Selling Shareholder except as described in the Confidentiality Agreement.

                                   ARTICLE V
                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     All obligations of Buyer and Parent under this Agreement are subject to the fulfillment and satisfaction, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by Buyer and
Parent:

     5.1 DELIVERY OF DOCUMENTS OF TRANSFER. Seller will have delivered to Buyer all such documents of transfer, assignment or assumption, including a bill of sale substantially in the form set forth as Exhibit B hereto, a general conveyance substantially in the form set forth as Exhibit H, and an assignment of contracts substantially in the form set forth as Exhibit I, as Buyer or its counsel may reasonably require in order to consummate the purchase and sale of Purchased Assets under this Agreement.

     5.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller and Seller Shareholder contained in this Agreement and in any certificate delivered in accordance with this Agreement will be true and correct on and as of the Closing Date as though newly made at and as of that time.

     5.3 SELLER'S CERTIFICATE. Seller and Seller Shareholder will have delivered to Buyer a certificate, dated the Closing Date, stating that:

     (a) all representations and warranties of Seller and Seller Shareholder contained in this Agreement are true and correct as though newly made at and as of the Closing Date;

     (b) each of the agreements of Seller and Seller Shareholder to be performed on or before the Closing Date pursuant to this Agreement has been performed in all material respects;

     (c) there has been no Material Adverse Effect in or affecting the Business or any of the Purchased Assets or Assumed Liabilities since November 30, 2002;

     (d) any consent, approval, authorization or order of any Governmental Agency or other Person or entity required for the consummation of the Transactions has been obtained and is in effect;

     (e) no Law has been enacted, entered, issued, promulgated or enforced by any Governmental Agency, nor has any action or proceeding been instituted and remain pending or Threatened, that prohibits or restricts or would (if successful) prohibit or restrict the Transactions. No insolvency proceedings of any character including, without limitation, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or any of its assets or properties, is pending, and Seller has taken no action in contemplation of, or which would constitute the basis for, the institution of any such insolvency proceedings; and

     (f) all the Transaction Costs of Seller and the Seller Shareholder have been explicitly assumed by the Seller Shareholder in a manner reasonably satisfactory to Buyer.

     5.4 SELLER'S PERFORMANCE. Each of the agreements of Seller and Seller Shareholder to be performed on or before the Closing Date pursuant to the terms of this Agreement will have been duly performed in all material respects on or before the Closing Date.

     5.5 NO MATERIAL ADVERSE EFFECT. There will not have been any Material Adverse Effect in or affecting the Business or any of the Purchased Assets or Assumed Liabilities since November 30, 2002.

     5.6 APPROVALS. Any consent, approval, authorization or order of any Governmental Agency or other Person or entity required for the consummation of the Transactions will have been obtained and will be in effect on the Closing Date, in each case without any condition unacceptable to Buyer. All Required Consents shall have been obtained and will be in effect on the Closing Date.

     5.7 NO ORDERS; LEGAL PROCEEDINGS; NO INSOLVENCY. No Law will have been enacted, entered, issued, promulgated or enforced by any Governmental Agency, nor will any action or proceeding have been instituted and remain pending or Threatened and remain so at what would otherwise be the Closing Date, that prohibits or restricts or would (if successful) prohibit or restrict the Transactions. No insolvency proceedings of any character including, without limitation, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or any of its assets or properties, shall be pending, and Seller shall have taken no action in contemplation of, or which would constitute the basis for, the institution of any such insolvency proceedings.

     5.8 APPROVAL OF DOCUMENTATION. The form and substance of all opinions, certificates, and other documents to be delivered by Seller or Seller Shareholder hereunder on or prior to Closing will be reasonably satisfactory in all respects to Buyer and its counsel.

     5.9 RELATED AGREEMENTS. The Bill of Sale, the Assignment and Assumption, and the General Conveyance will have been executed and delivered by all parties thereto.

     5.10 CHARTER, BY-LAWS AND MINUTES. Seller will have delivered to Buyer true, correct and complete copies conforming to the originals of (i) the articles of incorporation of Seller and Seller Shareholder as certified by their respective secretaries; (ii) the by-laws of Seller and Seller Shareholder as certified by their respective secretaries; (iii) the minutes of a meeting of its Board of Directors (or consents in lieu thereof) approving the Transactions; and
(iv) the minutes of a meeting of its shareholders (or consents in lieu thereof) approving the Transactions.

     5.11 CLOSING BALANCE SHEET. Seller shall have provided a Closing Balance Sheet that shall be true, accurate and complete and shall indicate Negative Working Capital of not less than negative $250,000.

     5.12 OPINION OF COUNSEL. Seller's Canadian counsel shall have provided to Buyer an opinion of counsel, containing the opinions set forth in Exhibit C and otherwise in form and substance reasonably satisfactory to Buyer and its counsel.

     5.13 LINE OF CREDIT; DIRECT DEPOSIT ACCOUNT. Seller shall have paid off all amounts owing under its existing credit agreement (the "Credit Agreement") with the Bank of Montreal and such facility shall have terminated prior to the Closing Date. Buyer, Seller and the Bank of Montreal shall have entered into an agreement in form and substance reasonably satisfactory to the Buyer and its counsel that will transfer custody and all rights and benefits under the Direct Deposit Account to Buyer.

     5.14 LICENSE. Seller Shareholder shall have executed and delivered to Buyer the License in the form attached hereto as Exhibit E.

     5.15 LEASE. Seller shall have executed and delivered to Buyer the Lease in the form attached hereto as Exhibit G.

                                   ARTICLE VI
                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.

     All obligations of Seller and the Seller Shareholder under this Agreement are subject to the fulfillment and satisfaction, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by Seller:

     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and Parent contained in this Agreement and in any certificate delivered in accordance with this agreement will be true and correct on and as of the Closing Date as though newly made at and as of that time.

     6.2 PARENT AND BUYER'S CERTIFICATE. Parent and Buyer will have delivered to Seller a certificate, dated the Closing Date, stating that:

     (a) all representations and warranties of Buyer and Parent contained in this Agreement are true and correct as though newly made at and as of the Closing Date;

     (b) each of the agreements of Parent and Seller to be performed on or before the Closing Date pursuant to this Agreement has been performed;

     (c) any consent, approval, authorization or order of any Governmental Agency or other Person or entity required in order for Parent or Seller to consummate the Transactions has been obtained and is in effect;

     (d) no Law has been enacted, entered, issued, promulgated or enforced by any Governmental Agency, nor has any action or proceeding been instituted and remain pending or Threatened, that prohibits or restricts or would (if successful) prohibit or restrict Parent or Buyer from performing the Transactions. No insolvency proceedings of any character including, without limitation, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Parent or Buyer or any of its assets or properties, is pending, and neither Parent nor Buyer has taken no action in contemplation of, or which would constitute the basis for, the institution of any such insolvency proceedings.

     6.3 APPROVAL OF DOCUMENTATION. The form and substance of all certificates and other documents to be delivered by Buyer or Parent hereunder on or prior to Closing will be reasonably satisfactory in all respects to Seller and its counsel.

     6.4 NO ORDERS; LEGAL PROCEEDINGS; NO INSOLVENCY. No Law will have been enacted, entered, issued, promulgated or enforced by any Governmental Agency, nor will any action or proceeding have been instituted and remain pending or Threatened and remain so at what would otherwise be the Closing Date, that prohibits or restricts or would (if successful) prohibit or restrict the Transactions. No insolvency proceedings of any character including, without limitation, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Buyer or any of its assets or properties, shall be pending, and Buyer shall have taken no action in contemplation of, or which would constitute the basis for, the institution of any such insolvency proceedings.

     6.5 CHARTER, BY-LAWS AND MINUTES. Buyer shall have delivered to Seller true, correct and complete copies conforming to the originals of (i) the Articles of Incorporation of Buyer as certified by its secretary; (ii) the By-Laws of Buyer as certified by its Secretary; and (iii) the minutes of meeting of its Board of Directors (or consents in lieu thereof) approving the Transactions.

     6.6 APPROVALS. Any consent, approval, authorization or order of any Governmental Agency or other Person or entity required for the consummation of the Transactions will have been obtained and will be in effect on the Closing Date (other than AMEX), in each case without any condition unacceptable to Seller. All Required Consents shall have been obtained and will be in effect on the Closing Date.

     6.7 BUYER'S PERFORMANCE. Each of the agreements of Buyer and Parent to be performed on or before the Closing Date pursuant to the terms of this Agreement will have been duly performed in all material respects on or before the Closing Date.

     6.8 NO MATERIAL ADVERSE EFFECT. There will not have been any Material Adverse Effect in or affecting the business of Parent or Buyer since August 14, 2003.

     6.9 LICENSE. Buyer shall have executed and delivered to Seller Shareholder the License.

     6.10 RELATED AGREEMENTS. The Bill of Sale, Assignment and Assumption, the General Conveyance, and the Lease will have been executed and delivered by all parties thereto.

     6.11 PAYMENT OF GOODS AND SERVICES TAXES AND RETAIL SALES TAXES. To the extent required by Canadian Law and permitted by Section 11.1, Buyer shall pay all amounts of goods and sales tax and retail sales tax due upon closing of the Transactions to the applicable Government Agency and the amount of such payments, if any, shall be deducted from the amount of cash otherwise payable to Seller at Closing under Section 1.2(b).

                                  ARTICLE VII
                           REGISTRATION OF NTN SHARES

     7.1 Mandatory Registration. Parent shall use commercially reasonable efforts to prepare, and, on or prior to thirty (30) days after the Closing Date, file with the SEC a registration statement on Form S-3, covering the resale of the NTN Shares acquired by Seller under this Agreement on the Closing Date, have the registration statement declared effective by the SEC as soon as possible thereafter and cause such registration statement to be kept effective until the earlier of (i) such time as all such NTN Shares have been disposed of in accordance with the intended methods of distribution set forth in such registration statement and (ii) the two-year period commencing on the date such registration statement becomes effective. Parent represents and warrants to Seller that it meets the registrant eligibility and transaction requirements for the use of Form S-3 for registration of the sale of such NTN Shares by Seller.

     7.2 Right to Defer Registration. Parent may postpone only once for up to ninety (90) days the filing or the effectiveness of the currently contemplated registration statement if its Board of Directors determines, reasonably and in good faith, that such registration might have a material and adverse effect on any proposal or plan by Parent to engage in any acquisition, merger, consolidation, tender offer or any other material transaction.

     7.3 Registration Procedures. Parent will use commercially reasonable efforts to:

     (a) furnish to Seller such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as Seller may reasonably request in order to facilitate the disposition of the NTN Shares owned by Seller;

     (b) use its reasonable efforts to register or qualify such NTN Shares under such other securities or blue sky laws of such jurisdictions as Seller reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable Seller to consummate the disposition in such jurisdictions of the NTN Shares owned by Seller, provided that Parent will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph,
(ii) to subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction;

     (c) notify Seller, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of Seller, Parent will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such NTN Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (d) cause all such NTN Shares to be listed on each securities exchange on which similar securities issued by Parent are then listed and to be qualified for trading on each system on which similar securities issued by Parent are from time to time qualified, and Parent agrees to use commercially reasonable efforts to maintain listing of the Parent Common Stock on the American Stock Exchange or the other primary national exchange or quotation system that constitutes the principal market for the Parent Common Stock at the time; and

     (e) provide a transfer agent and registrar for all such NTN Shares not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar.

     7.4 Suspension of Prospectus. For not more than 30 consecutive days or for a total of not more than 45 days in any twelve month period, Parent may delay the disclosure of material non-public information concerning Parent by suspending the use of any prospectus included in any registration contemplated by this Article 7 containing such information, the disclosure of which at the time would be, in the good faith opinion of Parent, detrimental to Parent; provided, that Parent shall promptly (a) notify Seller in writing of the existence of (but in no event, without the prior written consent of Seller, shall Parent disclose to Seller any of the facts or circumstances regarding) material non-public information giving rise to such delay, and (b) advise Seller in writing to cease all sales under the registration statement until the end of such allowed delay.

     7.5 Registration Expenses. The term "Registration Expenses" means any and all expenses incident to Parent's performance of or compliance with Article 7, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for Parent and all independent certified public accountants, and the fees and expenses of any other persons retained by Parent.

     7.6 Payment. Parent shall pay the Registration Expenses in connection with the mandatory registration under Section 7.1. All other expenses shall be paid by Seller, pro rata on the basis of the number of its shares included in the registration.

     7.7 Indemnification by Parent. Parent agrees to indemnify, to the extent permitted by law, Seller and its shareholders, officers and directors and each Person who controls such Person (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by or based on any untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by or based on any violation by Parent of any federal or state securities law, rule or regulation, except insofar as the same are caused by or contained in any information furnished in writing to Parent by Seller or any holder of NTN Shares expressly for use therein.

     7.8 Indemnification by Holders of NTN Shares. In connection with any registration statement in which a holder of NTN Shares is participating, such Person will furnish to Parent in writing such information and affidavits as Parent reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify Parent, its directors and officers and each Person who controls Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any written information or affidavit so furnished in writing by Seller in connection with such registration statement; provided, that the obligation to indemnify will be limited to the net amount of proceeds received by such holder from the sale of NTN Shares pursuant to such registration statement.

     7.9 Notice; Defense of Claims. Any Person entitled to indemnification under this Article VII will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without his, her or its consent, which consent shall not be unreasonably withheld. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     7.10 Contribution. If the indemnification provided for in this Article VII is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The obligation to contribute will be limited to the amount by which the net amount of proceeds received by a holder of NTN Shares from the sale of its NTN Shares, as the case may be, exceeds the amount of losses, liabilities, damages and expenses that Seller has otherwise been required to pay by reason of such statements or omissions.

     7.11 Survival. The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities and the termination of this Article 7 pursuant to Section 7.13.

     7.12 PENALTY FOR DELAY. In the event that Parent breaches its obligations under this Article 7 and such breach results in a delay in the filing of the Form S-3 registration statement, Buyer shall pay Seller an additional $32,500 (valued as of the Closing Date at the same per share price as used in calculating the number of NTN Shares in Section 1.3) in Parent Common Stock for each whole 30 day period of such delay in filing.

     7.13 Termination of Registration Rights. Article 7 of this Agreement shall terminate with respect to any holder of NTN Shares on the earlier of (a) two years after the date of this Agreement or (b) the earlier of (i) the date such holder can sell all of his/her/its NTN Shares in any three month period pursuant to Rule 144 or (ii) the date such holder holds NTN Shares in an amount less than one percent of the outstanding shares of Parent Common Stock; provided that Parent's obligations under Section 7.14 shall survive any such termination.

     7.14 Reports Under the Exchange Act. With a view to making available to Seller the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Seller to sell securities of Parent to the public without registration, Parent agrees to:

     (a) file with the SEC in a timely manner all reports and other documents required of Parent under the Exchange Act; and

     (b) furnish to Seller or Seller Shareholder, so long as Seller or Seller Shareholder owns any NTN Shares, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of Parent and such other reports and documents so filed by Parent, and (iii) such other information as may be reasonably requested in availing Seller or its affiliates of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

                                  ARTICLE VIII
                             POST-CLOSING COVENANTS

     8.1 COVENANT NOT TO COMPETE. The Parties acknowledge that Seller is transferring the Purchased Assets together with the goodwill associated therewith. In order to protect such goodwill of the Purchased Assets acquired from Seller in connection with the sale of the Business, each of Seller and the Seller Shareholder agree to comply with, and agrees to cause their Affiliates to comply with, the restrictive covenants set forth in this Section 8.1. Except as provided in the last paragraph of this Section 8.1, neither Seller nor the Seller Shareholder will for four years from the Closing Date, directly or indirectly, as an owner, partner, shareholder, joint venturer, corporate officer, director, employee, manager, consultant, principal, trustee or licensor, or in any other capacity whatsoever of or for any Person, firm, partnership, company, corporation or other entity (other than Buyer or any of its Affiliates):

     (a) acquire, own any interest in, manage, control, participate in, consult with or render services for, or in any manner engage in or represent any bar, restaurant and in-home interactive gaming business that is competitive with the bar, restaurant and in-home interactive gaming business or any product of the bar, restaurant and in-home interactive gaming business as the bar, restaurant and in-home interactive gaming business is conducted or proposed to be conducted from and after the date hereof in any way in the Territory; or

     (b) solicit, divert or take away, or attempt to solicit, divert or take away, the bar, restaurant and in-home interactive gaming business, account or patronage of any of the clients, customers or suppliers of Buyer relating to the bar, restaurant and in-home interactive gaming business; or

     (c) lend or allow its name or reputation to be used by or otherwise allow its skill, knowledge or experience to be used by any bar, restaurant and in-home interactive gaming business that competes with the bar, restaurant and in-home interactive gaming business; or

     (d) induce, or attempt to induce, any customer, salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber, licensee or other Person transacting bar, restaurant and in-home interactive gaming business with Buyer or any Affiliate thereof to reduce or cease doing bar, restaurant and in-home interactive gaming business with Buyer or any Affiliate thereof, or in any way to interfere with the relationship between any such customer, salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber, licensee or other Person, on the one hand, and Buyer or any Affiliate thereof, on the other hand.

     Notwithstanding the foregoing, Seller and Seller Shareholder are (i) permitted to own, individually, as a passive investor up to a 10% interest in any publicly-traded entity and (ii) license a back-office software engine related to payment processing from online gambling. The restrictions in this
Section 8.1 will be effective in the United States and Canada (collectively, the "Locations"). Seller and the Seller Shareholder acknowledge that the Business is national, rather than local, in scope, in the United States and Canada. This
Section 8.1 shall not apply if Buyer shall have failed to deliver the Purchase Price (including delivery of that portion of the NTN Shares to be delivered as set forth in clause (iii) in Exhibit F) pursuant to the terms set forth in
Article I and have failed to cure such failure within five business days after receiving written notice of such breach by Seller.

     8.2 RESTRICTIONS ON SOLICITING EMPLOYEES. (a) Neither Seller nor Seller Shareholder will, for four years following the Closing Date, directly or indirectly, induce or attempt to induce, or cause any employee of Buyer or any Affiliate thereof who earned annually $20,000 or more as an employee of Seller or Buyer during the last six months of his or her own employment to leave the employ of Buyer or any Affiliate thereof or to work for any other entity or business or in any way interfere with the relationship between Buyer or any Affiliate thereof, on the one hand, and any such employee thereof, on the other hand. This Section 8.2 shall not apply if Buyer shall have failed to deliver the Purchase Price (including delivery of that portion of the NTN Shares to be delivered as set forth in clause (iii) in Exhibit F) pursuant to the terms set forth in Article I and have failed to cure such failure within five business days after receiving written notice of such breach by Seller.

     8.3 CONFIDENTIALITY.

     (a) Seller and the Seller Shareholder have had access to, and there has been disclosed to Seller Shareholder, information of a confidential nature that has great value to the Business and constitutes a substantial basis upon which the Business is predicated. Such information includes trade secrets, customer or supplier lists, pricing information, marketing arrangements, strategies, business plans, internal performance statistics, training manuals, and other information concerning Seller (or Buyer as successor to the Business) that is competitively sensitive or confidential (the "Confidential Information").

     (b) Seller and the Seller Shareholder will not, for four years following the Closing Date, use or divulge any Confidential Information, except: (a) to Buyer's personnel or representatives; (b) if such Confidential Information, at the time it is disclosed, is generally available to the public; (c) if such Confidential Information becomes available to Buyer or Buyer's representatives on a non-confidential basis from a source that is not prohibited from disclosing such information or document by legal, contractual, or fiduciary obligations to Buyer, Parent, Seller or Seller Shareholder; (d) if such Confidential Information is in Buyer's possession prior to being furnished to Buyer by or on behalf of Seller, if the source of such information was not prohibited from disclosing the information or document to Buyer by legal, contractual, or fiduciary obligations to Seller or Seller Shareholder; (e) to the extent disclosure is required by Law; or (f) if such information becomes lawfully obtainable on a non-confidential basis from other sources that are not prohibited from disclosing such information or document by legal, contractual, or fiduciary obligations to Buyer, Parent, Seller or Seller Shareholder. Seller will not use or permit to be used any Confidential Information for the gain or benefit of any party outside of Buyer or for his own personal gain or benefit. This Section 8.3(b) shall not apply if Buyer shall have failed to deliver the Purchase Price (including delivery of that portion of the NTN Shares to be delivered as set forth in clause (iii) in Exhibit F) pursuant to the terms set forth in Article I and have failed to cure such failure within five business days after receiving written notice of such breach by Seller.

     (c) Buyer and Parent have had access to, and there has been disclosed to Buyer and Parent, information of a confidential nature and proprietary nature relating to the Seller Shareholder ("Non-Public Information"). Buyer and Parent will not for four years following the Closing Date, use or divulge any Non-Public Information, except: (a) if such Non-Public Information, at the time it is disclosed, is generally available to the public; (c) if such Non-Public Information becomes available to Buyer and/or Parent or Buyer's and/or Parent's representatives on a non-confidential basis from a source that is not prohibited from disclosing such information or document by legal, contractual, or fiduciary obligations to Buyer, Parent, Seller or Seller Shareholder; (d) if such Non-Public Information is in Buyer's and/or Parent's possession prior to being furnished to Buyer and/or Parent by or on behalf of Seller Shareholder, if the source of such information was not prohibited from disclosing the information or document to Buyer and/or by legal, contractual, or fiduciary obligations to Seller or Seller Shareholder; (e) to the extent disclosure is required by Law; or (f) if such information becomes lawfully obtainable on a non-confidential basis from other sources that are not prohibited from disclosing such information or document by legal, contractual, or fiduciary obligations to Buyer, Parent, Seller or Seller Shareholder. Neither Buyer nor Parent will not use or permit to be used any Non-Public Information for the gain or benefit of any party outside of Seller Shareholder or for their own personal gain or benefit.

     8.4 REASONABLENESS OF RESTRICTIONS AND ENFORCEABILITY. Seller and the Seller Shareholder acknowledge that their strong business ties are significant to the growth of the Business, and Seller and the Seller Shareholder further acknowledge that the restrictions in this Agreement are reasonable both individually and in the aggregate and that the duration, geographic scope, extent and application of each of such restrictions are no greater than is necessary for the protection of Buyer's legitimate business interests, which include but are not limited to Seller's trade secrets and other valuable confidential business information acquired by Buyer, its substantial relationships with prospective or existing customers and suppliers, and the goodwill associated with the Business.

     8.5 SEVERABLE  COVENANTS.  The Parties intend that the covenants in Section
8.1 will be construed as a series of separate covenants, each consisting of the covenants in Section 8.1 for each of the Locations. Except for the Locations, all such separate covenants will be deemed identical. The Parties desire and intend that this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision of Section 8.1, 8.2 or 8.3 is adjudicated to be invalid or unenforceable, (a) each of the Parties agrees that if such provisions would be valid or enforceable if some part or parts of them were deleted or the period or area of application reduced, the applicable restriction will apply with the most limited modifications necessary to make it valid and enforceable, and (b) such adjudication will apply only with respect to the operation of this Agreement in the particular jurisdiction in which the adjudication is made, and the unenforceable covenant will be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions of them) to be enforced.

     8.6 PAYMENTS RECEIVED BY SELLER AFTER THE CLOSING. To the extent Seller receives any payments, other than those payments received under this Agreement, relating to the Purchased Assets, Assumed Liabilities or the Business after the Closing, Seller will promptly remit any such payments to Buyer.

     8.7 SELLING RESTRICTIONS. Seller and the Selling Shareholder shall sell or transfer any NTN Shares only in accordance with the Selling Restrictions set forth on Exhibit F.

     8.8 PROHIBITION ON TRANSFER OR USE OF IP. Other than in accordance with the License, Seller and Selling Shareholder shall not use or sell, license or otherwise transfer to any person any rights to the Seller Intellectual Property, the Parent IP Licenses or to any Intellectual Property that is included in the Purchased Assets. Seller shall, within 10 business days of the Closing, change its corporate name to a name which does not use "NTN".

     8.9 BOOKS AND RECORDS AND ACCESS TO ACCOUNTANTS. Upon reasonable advance notice, (i) for a period of seven years from the Closing Date, Buyer or Seller may inspect and copy during regular business hours the books and records relating to the Business as conducted prior to Closing that such party did not obtain or retain as of the Closing, and (ii) for a period of one year from the Closing Date, Buyer or Seller may consult during regular business hours with the internal accounting personnel, subject to reasonable confidentiality requirements.

     8.10 MOVING OF PURCHASED ASSETS. Buyer agrees to move all of the Purchased Assets from the premises located at 14 Meteor Drive, Etobicoke, Ontario and to vacate such premises on or before December 17, 2004.

     8.11 DELIVERY OF EQUIPMENT WITH LICENSED SOFTWARE. Buyer shall deliver to Seller Shareholder two turn-key systems with twenty playmakers with each system in connection with the License as soon as practicable after the Closing Date but in no event later than the Cash Distribution Date.

     8.12 HEALTH CARE BENEFITS. Buyer agrees to continue to provide health care benefits to Neil Brown and Jennifer Byers, in terms consistent with Seller's historical practices, from the Closing Date and up until December 31, 2003, at which point such obligations will terminate.

                                   ARTICLE IX
                                   TERMINATION

     9.1  TERMINATION.  This  Agreement  may be  terminated at any time prior to
Closing:

     (a) provided Buyer is not in breach of any material covenant or agreement set forth in this Agreement, by Buyer if there has been a material breach by Seller of any material covenant or agreement of Seller or Seller Shareholder set forth in this Agreement, which breach has not been cured within 30 days of the date on which written notice of such breach was first given to the party in breach or which is not capable of being cured on or before the Termination Date; or

     (b) provided that Seller is not in breach of any material covenant or agreement set forth in this Agreement, by Seller if there has been a material breach by Buyer of any material covenant or agreement of Buyer or Parent set forth in this Agreement, which breach has not been cured within 30 days of the date on which written notice of such breach was first given to the party in breach or which is not capable of being cured on or before the Termination Date; or

     (c) by written agreement of Buyer and Seller; or

     (d) by either Buyer or Seller if the Closing shall not have been consummated on or before December 31, 2003 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before the Termination Date; or

     (e) by either Buyer or Seller if there shall be any Law that makes consummation of the Transactions illegal or otherwise prohibited or if consummation of the Transactions would violate any nonappealable judgment of any court or other Governmental Agency having competent jurisdiction.

The Party  desiring to terminate  this  Agreement  pursuant to clauses (a), (b),
(d), or (e) shall give written notice of such termination to the other Party.

     9.2 EFFECTS OF TERMINATION. If this Agreement is terminated as permitted by
Section 9.1, such termination shall be without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party to this Agreement; provided that if such termination shall result from the failure of any Party to fulfill a condition to the performance of the obligations of the other Party or to perform a covenant of this Agreement or from a breach by any Party to this Agreement, then such Party shall be fully liable for any and all Losses incurred or suffered by the other Parties as a result of such failure or breach. The provisions of Section 12.4, and the Confidentiality Agreement dated as of July 15, 2003 among Parent and Seller (the "Confidentiality Agreement") shall survive any termination hereof pursuant to Section 9.1.

                                   ARTICLE X
                                 INDEMNIFICATION

     10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, COVENANTS AND AGREEMENTS. Except as otherwise expressly provided in this Agreement, all representations, warranties, covenants and agreements of the Parties contained in this Agreement, including the schedules and exhibits attached hereto, will survive the closing and the consummation of the Transactions for a period of twenty-four (24) months, except for Section 8.1, 8.2 and 8.3 which will survive the Closing and the consummation of the Transactions for a period of four (4) years. The representations and warranties in Sections 2.1, 2.2, 2.8, 2.9, 2.20, 3.1, 3.2 and 3.5 will survive the Closing and the consummation of the Transactions one year after expiration of the applicable statute of limitations.

     10.2 INDEMNIFICATION BY SELLER AND SELLER SHAREHOLDER. Regardless of any pre-Closing investigations, examinations or prior knowledge of Parent or Buyer or due diligence conducted by them or their agents and disclosure by Seller or Seller Shareholder, Seller and Seller Shareholder hereby agree, jointly and severally, to indemnify, defend and hold Parent and Buyer, together with their directors, officers, employees, representatives, shareholders, managers, agents and advisors, harmless from, against and with respect to any and all demands, claims, actions or causes of action, assessments, liabilities, losses, costs, damages, penalties, charges or expenses, including without limitation interest, penalties and reasonable counsel and accountants' fees, disbursements and expenses ("Loss" or, collectively, "Losses") arising out of, or related to:

     (a) any breach of any representation, warranty, covenant or agreement made by Seller or the Seller Shareholder in this Agreement, including the Schedules and exhibits hereto or any other document or agreement delivered by or on behalf of Seller or the Seller Shareholder in connection therewith;

     (b) the Retained Liabilities;

     (c) without limiting the foregoing, any liabilities or obligations of, or proceedings against, Parent, Buyer or their affiliates that arise from events occurring or relating to any period(s) before the Closing, except those that constitute Assumed Liabilities;

     (d) without limiting the foregoing, any claim or proceeding against, Parent, Buyer or their Affiliates from any stockholder or creditor of Seller or Seller Shareholder or any of their Affiliates relating to, or that arise from the Transactions or from events occurring or relating to any period(s) before the Closing, except those for the collection of Assumed Liabilities.

     (e) without limiting the foregoing, any claim or proceeding against, Parent Buyer or their Affiliates from or relating to Computer Recyclers of America, LLC.

     10.3 INDEMNIFICATION BY PARENT AND BUYER. Parent and Buyer hereby agree, jointly and severally, to indemnify, defend and hold Seller and its directors, officers, employees, representatives, shareholders, managers, agents and advisors harmless from, against and with respect to any and all Losses arising out of, or related to any breach of any representation, warranty, covenant or agreement made by Parent or Buyer in this Agreement, including the Schedules and exhibits hereto or any other document or agreement delivered by or on behalf of Parent or Buyer in connection herewith.

     10.4 PROCEDURES.

     (a) Subject to Section  10.4(b),  any claim for  recovery  pursuant to this
Article X will be made promptly after discovery of the circumstances underlying such claim in a written statement signed by the Party seeking indemnification, which will specify in reasonable detail each individual item of Loss and the estimated amount thereof, the date such item of Loss arose or the facts giving rise to such claim were discovered, the basis for any alleged liability and the nature of the breach or claim to which each such item is related.

     (b) The Party seeking indemnification will give the indemnifying Party(s) prompt notice of any third party claim, action or proceeding which might give rise to liability of the indemnifying Party(s) for indemnification hereunder. If the indemnifying Party(s) contest any third party claim, it will have the option to defend (retaining counsel reasonably acceptable to the indemnified Party), at the indemnifying Party's expense, any such matter, provided that the indemnified Party will have the right, at its own cost and expense, to participate in the defense of such claim. However, notwithstanding the preceding sentence, (a) if the indemnifying Party elects not to defend the claim, (b) elects to defend such action with counsel not reasonably acceptable to the indemnified party, or (c) if the claim has been brought or asserted against the indemnifying Party(s) as well as the indemnified Party and such indemnified Party reasonably concludes that there may be one or more factual or legal defenses available to it that are in conflict with those available to the indemnifying Party(s) and the indemnifying Party is unwilling to raise such defenses, then the indemnified Party may elect to conduct its defense on its own behalf, in which case the reasonable fees and expenses of the indemnified Party's counsel will be at the expense of the indemnifying Party(s). In the latter event, the indemnified Party may settle such claim, after giving notice of such proposed settlement to the indemnifying Party, on such terms as the indemnified Party may reasonably deem appropriate and no such action taken by the indemnified Party in defending or settling such claim will release the indemnifying Party of any obligation hereunder. Except under the circumstances described in the preceding sentence, the indemnified Party will not enter into any settlement agreement without the indemnifying Party's consent which will not be unreasonably withheld or delayed. The indemnifying Party(s) will not, without the prior written consent of the indemnified Party (which will not be unreasonably withheld), enter into any settlement of a claim, if pursuant to or as a result of such settlement, injunctive or other equitable relief will be imposed against the indemnified Party or if such settlement does not expressly unconditionally release the indemnified Party from all liabilities or obligations with respect to such claim, with prejudice. The indemnified Party and the indemnifying Party(s) will cooperate with the each other in the defense, compromise or settlement of any claim for which indemnification is sought.

     10.5 INDEMNIFICATION RECOVERY.

     (a) If any Party gives written notice to the other Party of a Loss (other than a third party claim) in the manner provided under this Agreement, and the Parties are unable to reach a mutually acceptable resolution of such Loss within twenty-one (21) days, the matter will be determined pursuant to the provisions set forth in Section 10.5(c) below.

     (b) Any payment made pursuant to this Article X may be treated as an adjustment to the Purchase Price for purposes of US federal and state or Canadian federal or provincial income Taxes. Any payment under this Article X due from Seller or Seller Shareholder to Buyer or Parent, may, but is not required to, be satisfied by setting off against the amounts payable to the Seller under Section 1.2.

     (c) At the time of delivery of notice of a claim of a Loss under Section 10.4(a), the Party against whom such claim is made will respond to the claiming Party within fifteen (15) days following receipt of such notice. If there is no dispute of such claim, the indemnifying Party will promptly make payment to the other Party. Upon receipt of a disputed claim, the Party will deliver, in good faith, to the claiming Party a written statement responding to the claim and presenting the basis of reasonable dispute of the terms thereof. The Parties will attempt in good faith to agree upon the rights of the respective Parties with respect to each of such claims. If the Parties cannot agree upon a settlement of any claim within thirty (30) days thereafter, the Parties will submit such dispute to arbitration, as provided for in Section 12.11.

                                   ARTICLE XI
                                   TAX MATTERS

     11.1 TAXES ON SALE. The responsibility for paying all transfer, documentary, sales, use, registration, value-added, goods and services, and other similar Taxes (including all applicable real estate transfer Taxes) and related fees (including any penalties, interest and additions to Taxes (collectively, "Transfer Taxes") incurred in connection with this Agreement and the Transactions will be borne by Seller.

     11.2 ALLOCATION OF PURCHASE PRICE AMONG ASSETS. The allocation of the Purchase Price and Assumed Liabilities among the Purchased Assets (the "Allocation") will be determined by Globalview Advisors LLC, subject to the consent of Seller, whose consent shall not be unreasonably withheld. Buyer and Seller will each use the Allocation in filing any Tax Returns or similar reports, and each agrees not to take any position inconsistent therewith in connection with any Tax audit or similar proceeding. If any Party receives notice that a Governmental Agency disputes the Allocation, that Party will promptly notify and consult with the other Party concerning the strategy for the resolution of the dispute, and will keep the other Party apprised of the status of the dispute and its ultimate resolution.

     11.3 ACCOUNTS RECEIVABLE. Buyer and Seller agree to jointly execute an election in the prescribed form under Section 22 of the Income Tax Act (Canada), and any equivalent provision under applicable provincial tax legislation, with respect to the sale of accounts receivable to Buyer pursuant to this Agreement and to designate in such election an amount equal to the portion of the Purchase Price allocated to such accounts receivable pursuant to Section 11.2.

     11.4 DEFERRED REVENUE. To the extent that such an election is available, Buyer and Seller agree to jointly elect under subsection 20(24) of the Income Tax Act (Canada), and any equivalent provision under applicable provincial tax legislation, in respect of amounts paid by Seller to Buyer, as set forth in
Section 11.2, in consideration for the assumption by Buyer of Seller's obligations in respect of any undertaking described in subsection 20(24).

     11.5 TAX ESCROW. Buyer shall place $70,000 in escrow with Reitler Brown as escrow agent for amounts payable to the CCRA pursuant to the escrow agreement in the form set forth as Exhibit J. Pursuant to the terms of the escrow agreement, such amount, minus any amounts that have been paid pursuant to such liability or any amounts owing by Seller but as of yet unpaid pursuant to Article X shall be promptly paid from Buyer to Seller Shareholder.

                                   ARTICLE XII
                                     GENERAL

     12.1 ENTIRE AGREEMENT. All Exhibits and Schedules hereto will be deemed to be incorporated into and made part of this Agreement. This Agreement, together with the Exhibits and Schedules hereto and the Confidentiality Agreement, contains the entire agreement among the Parties and there are no agreements, representations, or warranties by any of the Parties hereto which are not set forth herein. This Agreement may not be amended or revised except by a writing signed by all the Parties.

     12.2 EQUITABLE RELIEF; BINDING EFFECT. Seller and Seller Shareholder recognizes that if Parent and Buyer's remedy at law for any breach of the provisions of Sections 8.1, 8.2 and 8.3 would be inadequate and that for breach of such provisions, Parent and Buyer will, in addition to such other remedies as may be available to them at law or in equity or as provided in this Agreement, be entitled to injunctive relief by an action for specific performance to the extent permitted by law. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, this Agreement and all rights hereunder may not be assigned by Seller or Seller Shareholder except by prior written consent of Buyer or assigned by Buyer except by prior written consent of Seller.

     12.3 SEPARATE COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement. Facsimile signatures on counterparts of this Agreement will be deemed original signatures.

     12.4 TRANSACTION COSTS. Except as may be otherwise expressly set forth herein, each Party to this Agreement will be responsible for his, her or its own Transaction Costs; provided, however, that all such Transaction Costs of Seller and the Seller Shareholder shall be either paid immediately at the Closing or be explicitly assumed by the Seller Shareholder in a manner satisfactory to Buyer.

     12.5 NOTICES. All notices, demands, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given on the date mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or by a national overnight delivery service. Such notices, demands, consents and other communications will be sent to Buyer and Seller at the respective addresses indicated below:

                       (i) If to Buyer or Parent:

                           NTN Communications, Inc.
                           5966 La Place Court
                           Carlsbad, California  92008
                           Attention:  Mark DeGorter
                           with a copy to:

                           C. James Levin
                           O'Melveny & Myers LLP
                           400 South Hope
                           Los Angeles, California 90071

                     (ii)  If to Seller:

                           with a copy to:

                           Reitler Brown LLC
                           800 Third Avenue
                           21st Floor
                           New York, New York  10022
                           Attention: Robert S. Brown

                     (iii) If to the Seller Shareholder:

                           Chell Group Corporation, Inc.
                           Attn: Stephen McDermott

                           with a copy to:

                           Reitler Brown LLC
                           800 Third Avenue
                           21st Floor
                           New York, New York  10022
                           Attention: Robert S. Brown

unless and until notice of another or different address will be given as provided herein.

     12.6 NO DISCLOSURE WITHOUT CONSENT. No Party will issue any press release related to this Agreement or the Transactions, or make any other announcements (except to any employee on a "need to know" basis and other third Parties but only to the extent necessary in order to consummate the Transactions and who are informed of the confidential nature of such information) without the joint approval of Buyer and Seller, except any public disclosure which Parent or Buyer in its good faith judgment believes is required by Law or by any stock exchange on which its securities are listed.

     12.7 SEVERABILITY. The provisions of this Agreement are severable and the invalidity of any provision will not affect the validity of any other provision.

     12.8  CAPTIONS.   The  captions   herein  have  been  inserted  solely  for
convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

     12.9 GOVERNING LAW. The execution, interpretation, and performance of this Agreement will be governed by the law of the State of California (excluding any conflicts of laws principles).

     12.10 NO THIRD-PARTY BENEFICIARIES. The Parties hereto have entered into this Agreement for their own benefit and do not intend to benefit any other Person or entity thereby.

     12.11 ARBITRATION.

     (a) Other than with respect to Section 1.3, in the event the Parties (meaning, for purposes of this section, Parent and/or Buyer on the one hand and Seller and/or Seller Shareholder on the other hand) are unable to resolve a disputed claim or claims, any of the Parties may request arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration will not be commenced until such amount is ascertained or all parties agree to arbitration; and in either such event the matter will be settled by arbitration conducted by three arbitrators. Parent and/or Buyer on the one hand and Seller and/or Seller Shareholder on the other will each select one arbitrator, and the two arbitrators so selected will select a third arbitrator. The arbitrators will set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the Parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing Parties about the subject matter of the dispute. The arbitrators will rule upon motions to compel or limit discovery and will have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim will be binding and conclusive upon the Parties to this Agreement. Such decision will be written and will be supported by written findings of fact and conclusions which will set forth the award, judgment, decree or order awarded by the arbitrators.

     (b) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration will be held in Los Angeles County, California under the rules then in effect of the American Arbitration Association.

     12.12 CURRENCY. All amounts in this Agreement are stated in United States dollars, except where otherwise specifically noted.



                [remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

                                        NTN COMMUNICATIONS, INC.



                                        By: ____________________________________
                                        Name:
                                        Title:


                                        NTN CANADA, INC.



                                        By: ____________________________________
                                        Name:
                                        Title:


                                        NTN INTERACTIVE NETWORK, INC.



                                        By: ____________________________________
                                        Name:
                                        Title:


                                        CHELL GROUP CORPORATION INC.


                                        By: ____________________________________
                                        Name:
                                        Title:

                                    EXHIBIT A

                                   DEFINITIONS

     "Accrued Amounts" means the sum of (i) all amounts owed to Buyer or Parent from Seller or its Affiliates as of the Closing Date, including, without limitation, amounts owed to Parent with respect to the program content fee of $183.75 per month for each active subscriber, the telephone fee of $10.00 per month for each active subscriber, the production fee of $2,500.00 per month, the data transmission fee of $2,000.00 per month and certain miscellaneous items, all as set forth on Schedule 1.2 hereto, and (ii) the amount, if any, by which the Negative Working Capital is less than negative $250,000 (for the avoidance of doubt, (A) the amount of this clause (ii) shall be zero unless the Negative Working Capital is less than negative $250,000 and (B) by way of example, if the Negative Working Capital were negative $275,000, then the amount of this clause
(ii) would be positive $25,000).

     "Adjusted Amount" is defined in Section 1.5.

     "Affiliates" means any Person, firm, or corporation which directly, or indirectly through one or more of intermediaries, controls, is controlled by, or is under common control with, the Person specified.

     "Agreement" is defined in the preamble.

     "Allocation" is defined in Section 11.2.

     "AMEX" is defined in Section 3.20.

     "Assumed CCRA Liability" means the lesser of (i) $650,000 (in Canadian dollars) or (ii) the liability, if any, to the Canadian Customs and Revenue Agency regarding withholding tax on amounts previously paid by Seller to Parent as set forth in the Canada Customs and Revenue Agency Appeal, May 15, 1996 Income Tax Ruling, File 912002.

     "Assumed Liabilities" means the sum of the Assumed Other Liabilities and the Assumed Non-Quantifiable Liabilities.

     "Assumed Non-Quantifiable Liabilities" means (i) any Canadian government required severance payments related to any Seller employees whose employment is terminated following the Closing, (ii) the Assumed CCRA Liability, and (iii) any amounts which may in the future be owed with respect to the Interactive Network Litigation to the extent to which Parent has previously agreed to indemnify Seller for such amounts.

     "Assumed Other Liabilities" means (i) all obligations and liabilities relating to the Purchased Assets accruing after the Closing Date and arising from events occurring after the Closing Date; and (ii) liabilities and obligations arising with respect to the Business, its employees and/or any of the Purchased Assets and incurred with respect to the period prior to the Closing Date and reflected on the Seller Financial Statements (excluding any mortgage or other debt on the Leased Property).

     "Assumed Working Capital" means the difference between (i) the amount of the Purchased Assets that are current assets and (ii) the amount of the Assumed Liabilities that are current liabilities, in each case as shown on the Seller Closing Balance Sheet and consistent with Seller's past classification of assets and liabilities over the preceding five years.

     "Business" means all Seller's businesses, including, without limitation, all businesses operated under the name "NTN Interactive Network, Inc." or otherwise and all businesses involving interactive television, sports or trivia game programs, together with the goodwill associated therewith, as conducted as of the Closing Date and during the periods covered by the Financial Statements.

     "Buyer" means NTN Canada, Inc., a New Brunswick corporation.

     "Cash Distribution Date" is defined in Section 1.6.

     "Closing" is defined in Section 1.4.

     "Closing Date" is defined in Section 1.4.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" is defined in Section 8.3(a).

     "Confidentiality Agreement" is defined in Section 9.2.

     "Contracts" means any written or oral purchase or sales commitments, financing or security agreements, warranties, guaranties, licenses (including, without limitation, the Parent IP Licenses and any licenses relating to the Seller Intellectual Property), franchises, repurchase agreements, agency agreements, customer agreements, supplier agreements, representative agreements, commission agreements, employment or collective bargaining agreements, independent contractor agreements, insurance policies, and leases of real or personal property, related to the Business to which Seller is a party or is bound, including any oral or unwritten amendment, waivers, or legally binding understandings with respect thereto.

     "Deposit Account" means a demand, time, savings, passbook, checking or like account with a bank, savings and loan association, credit union or like organization.

     "Direct Deposit Account" has the meaning ascribed to such term in Section 2.29.

     "Encumbrances" means liens, mortgages, pledges, security interests, restrictions, assignments, options, encumbrances, charges, agreements, or claims of any kind, except (a) liens for Taxes, assessments, governmental charges or levies not due or payable as of the Closing; (b) material men's, mechanics', carriers', warehouse men's, landlords', workmen's, repairmen's, employees' or other similar liens arising in the Ordinary Course provided that such liens are related to obligations not due or delinquent, are not registered against title to any Purchased Assets and in respect of which adequate holdbacks are being maintained as required by applicable Law; (c) any restrictions on transfer imposed by applicable Laws; or (d) any imperfections of title, liens, security interests, claims and other charges and encumbrances the existence of which do not, individually or in the aggregate, have a Material Adverse Effect.

     "ERISA" is defined in Section 2.15.

     "ERISA Affiliate" is defined in Section 2.15.

     "Exchange Act" is defined in Section 3.8

     "Excluded  Assets"  means the  Leased  Property  and the  assets  listed on
Schedule 1.1.

     "Filings" means all filings, reports, notices, certificates, forms or other documents filed with or submitted to Governmental Agencies.

     "GAAP" means U.S. generally accepted accounting principle, applied on a consistent basis (except as may be disclosed therein or in the notes thereto).

     "Governmental  Agencies"  means United States  federal and state,  Canadian
federal  and  provincial  and  local   governments,   and  their   subdivisions,
instrumentalities, departments, agencies, courts, tribunals or other bodies.

     "Hazardous Substance" is defined in Section 2.27.

     "Intellectual Property" means any or all of the following in any jurisdiction: (i) all proprietary software; (ii) all patents and applications therefore and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like statutory rights; (iii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, processes, formulae, technology, technical information, data and customer lists, engineering procedures and all documentation relating to any of the foregoing; (iv) all works of authorship, whether or not copyrightable, copyrights, copyright registrations and pending copyright registration applications and mask works, and all other rights corresponding thereto; (v) all industrial designs and any registrations and applications therefore; (vi) all trade names, corporate names, logos, URLs and other network and email identifiers, trade dress, common law trademarks and service marks, brand names, trademark and service mark registrations and applications therefore, including, without limitation, any of the foregoing incorporating "NTN"; (vii) all software (excluding "shrink wrapped" software which is generally available to the public), (viii) customer lists, mailing lists, supplier lists or know-how (ix) all databases and data collections and all rights therein; (x) any similar or equivalent rights to any of the foregoing; (xi) all moral and similar rights of approval or attribution; (xii) claims, causes of action or defenses relating to the enforcement of any of the foregoing; and (xiii) goodwill associated with the foregoing.

     "Interactive Network Litigation" means the litigation involving Seller, Parent and Interactive Network, Inc. relating to events occurring prior to the Closing.

     "Inventory" means all of Seller's inventory of all goods used or useful in the Business, including all of Seller's right, title, and interest in and to such goods, whether located at Seller's place of business or elsewhere.

     "Knowledge" of Seller means the actual knowledge after reasonable inquiry of Seller's personnel responsible for the subject matter in question. Seller shall be deemed to have actual knowledge of a particular fact, circumstance, event or other matter if such knowledge could be obtained from reasonable inquiry of the management or supervisory personnel employed by Seller charged with administrative or operational responsibility for such matters for Seller.

     "Law" means any statute, rule, regulation or other provision of law, or any order, judgment or other direction of a court or other tribunal, or any other governmental requirement.

     "Lease" means a lease for the Leased Property in the form attached as Exhibit G.

     "Leased Property" means the real property located at 10 Meteor Drive, Building 18, Etobicoke, Ontario.

     "Locations" is defined in Section 8.1.

     "Loss" and "Losses" is defined in Section 10.2.

     "Material Adverse Effect" means, with respect to each Party or the Business, a material adverse effect on the assets, liabilities, results of operations, condition (financial or other), business or prospects of such Party or the Business, respectively.

     "Material Contracts" is defined in Section 2.10.

     "Negative Working Capital" means the amount, if any, by which the Assumed Working Capital is less than zero. It is to be expressed as a negative number, for example, if the Assumed Working Capital were negative $10,000, the Negative Working Capital would be negative $10,000. For the avoidance of doubt, if the Assumed Working Capital were positive $10,000, then the Negative Working Capital would be zero.

     "NTN Shares" is defined in Section 1.2(d).

     "Ordinary Course" means the ordinary and usual course of the conduct of the Business substantially as currently conducted and conducted in the past.

     "Parent" means NTN Communications, Inc., a Delaware corporation.

     "Parent IP Licenses" means all licenses from Parent or any of its Affiliates to Seller or any of its Affiliates relating to any Intellectual Property.

     "Parent Common Stock" is defined in the preamble.

     "Parties" means the parties to this Agreement and any successors or assignees thereto.

     "Pension Plan" is defined in Section 2.15.

     "Permits" means all permits, registrations, licenses, authorizations, consents, approvals, or waivers from Governmental Agencies necessary for the conduct of the Business.

     "Person" shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Agency.

     "Personal Property" means all equipment, machinery, computers, furniture, leasehold improvements, vehicles, molds and other personal property owned, leased or otherwise held by Seller used or useful in the Business, and all right, title and interest of Seller therein.

     "Plan" means any pension, benefit, welfare, retirement, profit-sharing, deferred compensation, medical, dental, health, disability, bonus, option, incentive, insurance or other benefit plan or arrangement or practice covering any employee of Seller maintained, sponsored or funded by Seller or Seller Shareholder, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered.

     "Proceeding" means any action, suit, investigation or proceeding, whether at law or in equity, whether civil or criminal in nature, before any Governmental Agency or arbitrator.

     "Proprietary Software" means all data files, source and object codes, user interfaces, manuals, programming notes and instructions, databases and other specifications and documentation related to the following software products:
Bell Xpress Vu, Fantasy Sports Services, Entertainment Channel, Interactive Events, and all original trivia content incorporated in any Seller product or service, and all customized versions and upgrades and modifications thereof.

     "Purchase Price" is defined in Section 1.2.

     "Purchased Assets" means the Business and all assets and property of Seller, real or personal, tangible or intangible, used in or in connection with the Business, including without limitation all of Seller's right, title, and interest in, to, and under the following:

          (a) all cash and cash  equivalents,  including all amounts pursuant to
     Section 4.4;

          (b) all Inventory;

          (c) all accounts receivable, notes receivable and any other amounts payable to Seller in connection with the Business;

          (d) all vendor credits, price adjustments or related rights, rebates, pre-paid expenses and deposits with suppliers and others;

          (e) all leasehold interests, improvements, and associated fixtures and interests, used or useful in the Business (including but not limited to the Lease);

          (f) all Personal Property;

          (g)  all  office  and  other  supplies,   tools,   spare  parts,   and
     maintenance, advertising, and promotional materials used or useful in the Business;

          (h) all Intellectual Property (including but not limited to the Seller Intellectual Property and the Proprietary Software) used or useful in the Business;

          (i) Seller's rights under any loan by Seller to any employee, officer, director, agent or shareholder of Seller;

          (j) Seller's deposit and security accounts;

          (k) all rights in and under Contracts or Parent IP Licenses;

          (l) all Permits used in or required for the lawful conduct of the Business,

          (m) all records relating to operations, such as diagrams, construction data, blueprints, instruction manuals, maintenance manuals, reports and similar documents used or useful in the Business;

          (n)  all  causes  of  action,   complaints  and  rights  currently  in
     litigation or which could result in litigation which would or could benefit the Business;

          (o) all goodwill arising out of or associated with the Business; and

          (p) any assets shown on any Schedule.

                  Such term, however, shall not include the Excluded Assets.

     "Registration Expenses" is defined in Section 7.5.

     "Required Consents" is defined in Section 2.10(a).

     "Retained Liabilities" means any debts, liabilities, mortgages, commitments, and/or obligations of Seller of any kind or nature whatsoever, whether absolute or contingent, liquidated or unliquidated, and whether or not accrued, matured, known, or suspected, that are not Assumed Liabilities, including but not limited to (a) liabilities related to any Taxes of Seller or relating to the Business attributable to periods (or portions of periods) ending on or before the Closing Date; (b) liabilities for violations of environmental Laws or relating to Hazardous Substances occurring on or before the Closing; (c) liabilities for the indemnification of officers, directors or employees; (d) liabilities in connection with any independent contractor or consultant engaged by Seller being deemed an "employee", including but not limited to withholding obligations, pension, welfare or other insurance benefits, vacation or sick leave or severance payments; (e) fees and expenses of Seller in connection with the Transactions and any Transaction Costs of the Seller and the Seller Shareholder; (f) liabilities for borrowed money, including interest accrued or payable thereon; (g) other than accounts payable, liabilities relating to the conduct of the Business before the Closing Date; (h) all liabilities and obligations under the Plans, up to and including the Closing Date; (i) liabilities and obligations with respect to any stock option plans of Seller;
(j) any claims for product warranty, product liability, refunds, returns, personal injury and property damage, and all other liabilities and obligations, relating to products sold or services provided by Seller on or prior to the Closing Date; (k) liabilities arising from employees of Seller incorrectly being categorized or treated as "exempt" under federal and state wage and hour laws;
(l) liabilities for salary, wages, bonuses, commissions, vacation pay and other compensation relating to the employment of the employees in the Business prior to the Closing Date and all liabilities under or in respect of the Plans; (m) liabilities for all employment related claims, penalties and assessments in respect of the Business arising out of matters which occurred prior to the Closing Date; (n) liabilities for any shut down or layoff costs; and (o) any other liabilities which are not expressly assumed by Buyer, including but not limited to any liability with respect to sales tax liability with respect to the Business that accrued prior to the Closing Date, including any applicable interest and penalties.

     "SEC"  means  the   Securities   and  Exchange   Commission  or  any  other
Governmental Authority at the time administering the Securities Act.

     "SEC Materials" is defined in Section 3.1.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" means NTN Interactive Network, Inc., a Canada corporation.

     "Seller Closing Balance Sheet" is defined in Section 1.5.

     "Seller Financial Statements" means (i) an audited balance sheet of Seller as of August 31, 2000, August 31, 2001 and August 31, 2002 and the unaudited October 31 Balance Sheet and the unaudited Seller Closing Balance Sheet, and
(ii) an audited statement of operations for Seller for the 12-month periods ended on August 31, 2000, August 31, 2001 and August 31, 2002 and an unaudited statement of operations for Seller for the 12-month periods ended on August 31, 2003.

     "Seller Intellectual Property" is defined in Section 2.12(b).

     "Seller October 31 Balance Sheet" means a balance sheet and income statement for the Seller as of October 31, 2003, a copy of which is attached hereto as Exhibit D.

     "Seller Shareholder" is defined in the preamble.

     "Selling Expenses" means all fees of counsel to Seller, underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the NTN Shares pursuant to the registration statement.

     "Significant Partner" is defined in Section 2.25.

     "Significant Supplier" is defined in Section 2.25.

     "Taxes" means all U.S. federal and state, Canadian federal and provincial, and foreign, local, and other charges of any kind whatsoever imposed by any Governmental Agency, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including those levied on, or measured by, or referred to as income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions.

     "Tax Returns" means US, Canadian, foreign, state, provincial, local, and other tax returns and reports.

     "Termination Date" is defined in Section 9.1(d).

     "Territory" means any state or province located in Canada.

     "Threatened" means, with respect to an action, proceeding or other matter, that any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or that any other event has occurred or any other circumstances exist, that would lead a reasonable Person to conclude that such proceeding or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "Transaction Costs" means legal, accounting and other expenses, if any, attendant to the negotiation and drafting of this Agreement and to the Transactions.

     "Transactions" is defined in Section 1.1(a).

     "Transfer Taxes" is defined in Section 11.1.

                                    EXHIBIT B

                                  BILL OF SALE


     THIS BILL OF SALE is made this 15 day of December, 2003, by NTN Interactive Network, Inc., a Canada corporation (the "Seller").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of December 15, 2003, (the "Purchase Agreement"), by and among Seller, NTN Canada, Inc., a New Brunswick corporation (the "Buyer"), NTN Communications, Inc., a Delaware corporation (the "Parent"), and Chell Group Corp., a New York corporation party thereto, Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller the Purchased Assets. All terms used herein without definition shall have the meanings given such terms in the Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged and intending to be legally bound hereby, Seller does hereby unconditionally and irrevocably sell, assign, transfer, convey and deliver to Buyer, its successors and assigns, all of Seller's legal, beneficial and other right, title and interest in and to the Purchased Assets.

     Seller hereby represents and warrants that the Purchased Assets are hereby transferred to Buyer free and clear of all debts, liens, security interests, mortgages, trusts, claims, or other liabilities or encumbrances whatsoever. The representations and warranties contained in the Purchase Agreement relating to the Purchased Assets are incorporated herein by this reference, subject to the limitations upon survival, indemnification and other matters relating to such representations and warranties set forth in the Purchase Agreement which are also incorporated herein by this reference.

     Seller, for itself and its successors and assigns, hereby covenants and agrees that, without further consideration, at any time and from time to time after the date hereof, it will execute and deliver to Buyer such further instruments of sale, conveyance, assignment and transfer, and take such other action, all upon the reasonable request of Buyer, in order more effectively to convey, assign, transfer and deliver all or any portion of the Purchased Assets to Buyer and to assure and confirm to any other Person the ownership of the Purchased Assets by Buyer, and to permit Buyer to exercise any of the franchises, rights, licenses or privileges intended to be sold, conveyed, assigned, transferred and delivered by Seller to Buyer pursuant to this Bill of Sale.



                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed and delivered as of the day and year first above written.

                                  NTN INTERACTIVE NETWORK, INC.


                                  By:  ______________________________
                                  Name:
                                  Title:

                                    EXHIBIT C

                   OPINIONS TO BE PROVIDED BY SELLER'S COUNSEL


     (a) Seller is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation with the corporate power to own its properties and assets.

     (b) Seller has the corporate power to enter into and to perform its obligations under the Agreements to which it is a party.

     (c) The execution, delivery and performance by the Seller of the Agreements to which it is a party have been duly authorized by all necessary corporate action on its part, and no other corporate proceeding on its part or on the part of its shareholders is required for such purpose. The Agreements to which Seller is a party have been duly executed and delivered by Seller.

     (d) The execution and delivery by Seller of, and performance of its obligations on or prior to the date of this opinion under, the Agreements to which Seller is a party, do not and will not (i) violate Seller's Articles of Incorporation or Bylaws, (ii) violate, breach, or result in a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Purchased Assets, under any existing obligation of or restriction on Seller under any agreement to which it is a party, or (iii) breach or otherwise violate any existing obligation of or restriction on Seller under any order, judgment or decree of any Canadian governmental authority binding on Seller.

     (e) No order, consent, permit or approval of any Canadian Governmental Agency that we have, in the exercise of customary professional diligence, recognized as applicable to Seller or to transactions of the type contemplated by the Agreements to which Seller is a party is required on the part of Seller for the execution and delivery of, and performance of its obligations on or prior to the date of this opinion under, the Agreements to which Seller is a party.

                                    EXHIBIT D

                            OCTOBER 31 BALANCE SHEET